                              AMENDED AND RESTATED

                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                      BOSTON CELTICS LIMITED PARTNERSHIP II

                              AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                      BOSTON CELTICS LIMITED PARTNERSHIP II

                                TABLE OF CONTENTS

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ARTICLE I Definitions .....................................................    1

ARTICLE II Continuation of Partnership ....................................   10

  Section 2.1 Continuation ................................................   10
  Section 2.2 Name ........................................................   10
  Section 2.3 Names and Addresses of Partners .............................   11
  Section 2.4 Principal Office, Registered Agent and Registered
              Office of the Partnership ...................................   11
  Section 2.5 Term ........................................................   11

ARTICLE III Purpose .......................................................   11

  Section 3.1 Purpose .....................................................   11
  Section 3.2 Powers ......................................................   11

ARTICLE IV Capital Contributions ..........................................   12

  Section 4.1 General Partner .............................................   12
  Section 4.2 Original Limited Partner ....................................   12
  Section 4.3 New Partners ................................................   12
  Section 4.4 Additional Issuances of Securities ..........................   12
  Section 4.5 Record of Contributions .....................................   14
  Section 4.6 Splits and Combinations .....................................   14
  Section 4.7 No Preemptive Rights ........................................   15
  Section 4.8 No Fractional Units .........................................   16
  Section 4.9 No Withdrawal ...............................................   16
  Section 4.10 Advances to Partnership ....................................   16

ARTICLE V  Distributions and Allocations ..................................   16

  Section 5.1 Distributions ...............................................   16
  Section 5.2 Rules Governing Distributions Generally .....................   17

ARTICLE VI Management and Operation of Business ...........................   17

  Section 6.1 Management ..................................................   17
  Section 6.2 Restrictions on Authority of General Partner ................   23
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                                      (i)

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  Section 6.3 Title to Partnership Assets .................................   24
  Section 6.4 Reserves ....................................................   24
  Section 6.5 Other Business Activities of Partners .......................   24
  Section 6.6 Transactions with General Partners and Affiliates ...........   24
  Section 6.7 Reliance by Third Parties ...................................   25
  Section 6.8 Agreements of General Partner ...............................   25
  Section 6.9 Liabilities of Indemnitees ..................................   25
  Section 6.10 Indemnification of General Partners and Affiliates .........   26
  Section 6.11 No Management or Control by Limited Partners or Assignees ..   27
  Section 6.12 Other Matters Concerning the General Partner ...............   27
  Section 6.13 Loans to or from the General Partner .......................   28
  Section 6.14 Purchase or Sale of Units; Registration Rights
               of General Partner and Affiliates ..........................   28
  Section 6.15 Partnership Expenses; Fees to General Partner ..............   29
  Section 6.16 Resolution of Conflicts of Interest ........................   29

ARTICLE VII Rights and Obligations of Limited Partners ....................   30

  Section 7.1 Limitation of Liability .....................................   30
  Section 7.2 Return of Capital ...........................................   30

ARTICLE VIII Bank Accounts, Books, Records, Accounting and Reports ........   31

  Section 8.1 Bank Accounts ...............................................   31
  Section 8.2 Records and Accounting ......................................   31
  Section 8.3 Fiscal Year .................................................   32
  Section 8.4 Reports .....................................................   32
  Section 8.5 Accounting Decisions ........................................   32
  Section 8.6 Where Maintained ............................................   33

ARTICLE IX Tax Matters ....................................................   33

  Section 9.1 Preparation of Tax Returns ..................................   33
  Section 9.2 Tax Elections ...............................................   33
  Section 9.3 Withholding .................................................   33

ARTICLE X Power of Attorney ...............................................   34

  Section 10.1 Power of Attorney ..........................................   34

ARTICLE XI Issuance of Certificates .......................................   36

  Section 11.1 Issuance of Certificates ...................................   36
  Section 11.2 Lost, Stolen, Mutilated or Destroyed Certificates ..........   36
  Section 11.3 Registered Owner ...........................................   37
  Section 11.3 Securities .................................................   37

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ARTICLE XII Transfer and Conversion of Partnership Interests ..............   37

  Section 12.1 Transfer ...................................................   37
  Section 12.2 Transfer of Interests of the General Partner ...............   38
  Section 12.3 Transfer of LP Units .......................................   38
  Section 12.4 Restrictions on Transfer ...................................   39

ARTICLE XIII Admission of Partners ........................................   39

  Section 13.1 Admission of Certain Limited Partners ......................   39
  Section 13.2 Admission of Substituted Limited Partners ..................   40
  Section 13.3 Admission of Additional Limited Partners ...................   40
  Section 13.4 Admission of Successor or Additional General Partner .......   41

ARTICLE XIV Withdrawal or Removal of Partners .............................   42

  Section 14.1 Withdrawal or Removal of the General Partner ...............   42
  Section 14.2 Removal of General Partner .................................   42
  Section 14.3 Limitations on Removal of General Partner
               and Election of a Successor General Partner ................   43
  Section 14.4 Amendment of Agreement and Certificate of
               Limited Partnership ........................................   43
  Section 14.5 Interest of Departing Partner and Successor ................   43
  Section 14.6 Withdrawal of Limited Partners .............................   44

ARTICLE XV Dissolution and Liquidation ....................................   45

  Section 15.1 Dissolution ................................................   45
  Section 15.2 Right to Continue Business of the Partnership ..............   46
  Section 15.3 Dissolution ................................................   46
  Section 15.4 Liquidation ................................................   46
  Section 15.5 Distribution in Kind .......................................   47
  Section 15.6 Cancellation of Certificate of Limited Partnership .........   48
  Section 15.7 Reasonable Time for Winding Up .............................   48
  Section 15.8 Return of Contributions ....................................   48
  Section 15.9 Waiver of Partition ........................................   48
  Section 15.10 Report on Liquidation .....................................   48

ARTICLE XVII Amendment of Partnership Agreement; Meetings; Record Date ....   49

  Section 16.1 Amendments to be Adopted Solely by the General Partner .....   49
  Section 16.2 Amendment Procedures .......................................   50
  Section 16.3 Special Amendment Requirements .............................   50
  Section 16.4 Meetings ...................................................   51
  Section 16.5 Notice of a Meeting ........................................   51
  Section 16.6 Record Date ................................................   52
  Section 16.7 Adjournment ................................................   52
  Section 16.8 Waiver of Notice; Consent to Meeting; Approval of Minutes ..   52
  Section 16.9 Quorum .....................................................   52

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  Section 16.10 Conduct of Meeting ........................................   53
  Section 16.11 Action Without a Meeting ..................................   53
  Section 16.12 Voting and Other Rights ...................................   54

ARTICLE XVII General Provisions ...........................................   54

  Section 17.1 Addresses and Notices ......................................   54
  Section 17.2 Consent of Unitholders .....................................   54
  Section 17.3 Additional Actions and Documents ...........................   55
  Section 17.4 Titles and Captions ........................................   55
  Section 17.5 Pronouns and Plurals .......................................   55
  Section 17.6 Further Action .............................................   55
  Section 17.7 Binding Effect .............................................   55
  Section 17.8 Integration ................................................   55
  Section 17.9 Creditors ..................................................   55
  Section 17.10 Waiver ....................................................   55
  Section 17.11 Counterparts ..............................................   56
  Section 17.12 Applicable Law ............................................   56
  Section 17.13 Invalidity of Provisions ..................................   56

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                                      (iv)

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                                TABLE OF EXHIBITS

        Exhibit      Description

           A         Certificate for LP Units

           B         General Partner's Contribution










                                      (v)

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                              AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                      BOSTON CELTICS LIMITED PARTNERSHIP II



     This Amended and Restated Agreement of Limited Partnership of Boston Celtics Limited Partnership II is made as of June 29, 1998, and shall be effective as of the Effective Date, by and among BCLP II GP, Inc., a Delaware corporation, as General Partner; Boston Celtics Limited Partnership, a Delaware limited partnership, as the Original Limited Partner; each of the Persons being admitted as a Limited Partner on the Effective Date pursuant to the Reorganization, and each additional Person becoming a Partner in accordance with the terms of this Agreement.

                              W I T N E S S E T H:

     WHEREAS, the Partnership has been formed under the Delaware Act pursuant to an Agreement of Limited Partnership dated April 13, 1998, between the General Partner and the Original Limited Partner (the "Original Agreement") and the filing by the General Partner of the Certificate in the Office of the Secretary of State of the State of Delaware; and

     WHEREAS, in connection with the Reorganization, and effective as of the Effective Date, the parties desire to amend and restate the terms of the Original Agreement in accordance with the further terms of this Agreement.

     NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties agree that as of the Effective Date the Original Agreement is amended and restated as follows:



                                    ARTICLE I

                                   DEFINITIONS

     Unless the context otherwise specifies or requires, the terms defined in this Article I shall, for the purposes of this Agreement, have the meanings herein specified.

     "ADDITIONAL LIMITED PARTNER" means a Person admitted to the Partnership as a limited partner pursuant to Section 13.3 and who is shown as such on the books and records of the Partnership.

     "AFFILIATE" means any Person directly or indirectly controlling, controlled by or under common control with the Person in question; provided, however, that none of the Partnership, any Person controlled by the Partnership or any Person employed by the Partnership or such a controlled Person shall be considered an Affiliate of the General Partner. As used in this definition of "Affiliate," the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "AGREEMENT" means this Amended and Restated Agreement of Limited Partnership of the Partnership, as it may be amended, supplemented or restated from time to time.

     "ASSIGNEE" means a Person who is a transferee of a Unit who has not been admitted to the Partnership as a Limited Partner.

     "BANKRUPTCY" and "BANKRUPT" have the meanings set forth in Section 15.1.

     "BCLP" means Boston Celtics Limited Partnership, a Delaware limited partnership.

     "BUSINESS DAY" means any day other than a Saturday, Sunday or legal holiday recognized or declared as such by the Government of the United States.

     "CAPITAL EXPENDITURE" means a payment made by a Person, directly or indirectly, for the purpose of acquiring, constructing or maintaining fixed assets, real property or equipment that, in accordance with generally accepted accounting principles, would be added to the fixed asset account of such Person.

     "CAUSE" has the meaning set forth in Section 14.2(a).

     "CERTIFICATE" means a certificate issued by the Partnership evidencing ownership of one or more Units, such certificate to be in such form or forms as may be adopted by the General Partner in its sole discretion, and which, in the case of LP Units, shall initially be substantially in form of EXHIBIT A to this Agreement.

     "CERTIFICATE OF LIMITED PARTNERSHIP" means the Certificate of Limited Partnership of the Partnership, and any and all amendments thereto and restatements thereof, filed on behalf of the Partnership as required under the Delaware Act.

     "CODE" means the Internal Revenue Code of 1986, as in effect from time to time, and applicable rules and regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

     "COMMISSION" means the Securities and Exchange Commission.

     "CONTRIBUTION" means any cash, cash equivalents, promissory obligations or other property or services, or any other form of contribution permitted by the Delaware Act, contributed to or for the benefit of the Partnership pursuant to this Agreement by or on behalf of any Person.

     "DELAWARE ACT" means the Delaware Revised Uniform Limited Partnership Act (6 Del. C. ss. 17-101, ET SEQ.), as it may be amended from time to time, and any successor to such Act. Any reference herein to a specific section or sections of the Delaware

     Act shall be deemed to include a reference to any corresponding provision of future law.

     "DEPARTING PARTNER" means the Person, as of the effective date of any withdrawal or removal of the General Partner pursuant to Section 14.1 or 14.2, who has as of such date so withdrawn or been removed as the General Partner.

     "DISINTERESTED DIRECTOR" means a member of the board of directors of the General Partner who is not and has not, within the prior five years, been an officer or employee of the Partnership or an officer, employee or partner of the General Partner or any Affiliate of the Partnership or a more than 5% Unitholder, partner or stockholder of the Partnership, the General Partner or any Affiliate thereof.

     "EFFECTIVE DATE" means the effective time and date of the Closing (as defined in the Reorganization Agreement) under and pursuant to the terms of the Reorganization Agreement.

     "FISCAL YEAR" means the fiscal year of the Partnership for financial accounting purposes, and for Federal, state and local income tax purposes, which shall end on June 30 in each year unless changed by the General Partner in accordance with Section 8.3.

     "FOREIGN PERSON" means any person who is not a U.S. Person.

     "GENERAL PARTNER" means (a) BCLP GP, Inc. in its capacity as general partner of the Partnership, and (b) any successor or additional general partner of the Partnership admitted pursuant to the terms of this Agreement.

     "GENERAL PARTNER INTEREST" means the Partnership Interest of the General Partner.

     "INDEBTEDNESS" means with respect to any Person, (a) any liability, contingent or otherwise, of such Person (i) for borrowed money (whether or not recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) evidenced by a note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any property or assets, (iii) for any letter of credit or performance bond in favor of such Person, or (iv) for the payment of money relating to a capitalized lease obligation; (b) any liability of others of the kind described in the preceding clause (a), which the Person has guaranteed or which is otherwise its legal liability, contingent or otherwise;
(c) any obligation secured by a lien to which the property or assets of such Person are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such Person's legal liability; (d) all other items, which in accordance with generally accepted accounting principles, would be included as a liability on the balance sheet of such Person on the date of determination; and (e) any and all deferrals, renewals, extensions or refinancing of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b), (c) or (d).

     "INDEMNITEE" means the General Partner, any Departing Partner, any Person who is or was an Affiliate of the General Partner or any Departing Partner, any Person who is or was an officer, director, stockholder, employee, partner, agent or trustee of the General Partner or any Departing Partner or any such Affiliate, or any Person who is or was serving at the request of the General Partner, any Departing Partner or any such Affiliate as a director, officer, employee, partner, agent or trustee of another Person or any officer, employee or agent of the Partnership, including without limitation, any member of the Audit Committee.

     "INVESTMENT" means (a) the amount paid or committed to be paid, or the value of service or property contributed or committed to be contributed, by a Person for or in connection with the acquisition of any stocks, bonds, notes, debentures, partnership or other ownership interests or other securities, and
(b) the amount of any advance, loan or extension of credit to, or guarantee or other similar obligation with respect to any indebtedness of, any Person.

     "LIMITED LIABILITY DETERMINATION" means an Opinion of Counsel to the effect that Limited Partners do not lose their limited liability pursuant to Delaware law or this Agreement.

     "LIMITED PARTNER" means any Person who is admitted as a limited partner of the Partnership pursuant to this Agreement and is shown as a limited partner of the Partnership on the books and records of the Partnership.

     "LIMITED PARTNERSHIP INTERESTS" means the Partnership Interests of the Limited Partners, including LP Units.

     "LIQUIDATING TRUSTEE" means either (a) the General Partner, or (b) if dissolution was caused by an event described in Section 15.1(b) or 15.1(c), the Person or committee appointed pursuant to Section 15.3.

     "LP UNIT" means a Unit being issued to a Limited Partner in connection with the Reorganization in accordance with Section 4.3 hereof and all Units subsequently issued pursuant to Section 4.4 hereof which are not specifically designated as being of a separate class or series or otherwise as having special rights or obligations.

     "MAJORITY VOTE OF THE LIMITED PARTNERS" means the written consent of, or an affirmative vote in accordance with Section 16.4 by, Limited Partners who are Record Holders with respect to more than fifty percent (50%) of the aggregate number of outstanding Units held of record by Limited Partners.

     "MERGER" means the merger, pursuant to the Merger Agreement, of BCLP Merger, Inc. and the Original Limited Partner on and as of the Effective Date.

     "MERGER AGREEMENT" means the Plan and Agreement of Merger of BCLP Merger, Inc., a Delaware corporation, the Original Limited Partner and the Partnership dated as of June 29, 1998, pursuant to which BCLP Merger, Inc. will merge with and into the Original Limited Partner on and as of the Effective Date.

     "NASDAQ" means the National Association of Securities Dealers Automated Quotations System.

     "NATIONAL SECURITIES EXCHANGE" means an exchange registered with the Commission under Section 6(a) of the Securities Exchange Act, including without limitation, the NYSE.

     "NYSE" means The New York Stock Exchange, Inc.

     "OPERATING CASH FLOW" means the Partnership's net cash flows from operating activities, minus net cash used by investing activities (or plus net cash provided from investing activities), plus net cash used by investing activities which were financed by net cash provided by financing activities, all as calculated in accordance with generally accepted accounting principles applicable to the preparation of statements of cash flow.

     "OPINION OF COUNSEL" means a written opinion of counsel (who may be regular counsel to the Partnership, the General Partner, a Limited Partner or any Affiliate of any of them, but may not include in-house counsel of the Partnership, the General Partner, a Limited Partner, or any Affiliate thereof) selected by the General Partner.

     "ORIGINAL AGREEMENT" has the meaning set forth in the first recital paragraph of this Agreement.

     "ORIGINAL LIMITED PARTNER" means Boston Celtics Limited Partnership, a Delaware limited partnership.

     "PARTNER" means any General Partner or Limited Partner of the Partnership.

     "PARTNERSHIP" means the limited partnership heretofore formed pursuant to the Original Agreement and continued pursuant to this Agreement and the Delaware Act.

     "PARTNERSHIP'S ACCOUNTANTS" means such nationally recognized firm of independent public accountants, to be responsible for assisting in maintaining Partnership tax accounting and allocation records and advising the General Partner with respect thereto, as is selected and approved by the General Partner from time to time, in its sole discretion. The Partnership's Accountants and the Partnership's Auditing Firm may be the same, but are not required to be the same.

     "PARTNERSHIP ASSETS" means all property, whether tangible or intangible and whether real, personal or mixed, at any time owned by the Partnership.

     "PARTNERSHIP'S AUDITING FIRM" means the independent public accountants who are responsible for auditing the financial statements of the Partnership as set forth in Section 8.04, as selected and approved by the General Partner from time to time, in its sole discretion.

     "PARTNERSHIP EXPENSES" means all expenses that are incurred or paid by the Partnership or by the General Partner or any of its Affiliates on behalf of, or in the management or operation of the business of, the Partnership, including without limitation: (a) fees and expenses, payable in connection with the organization of the Partnership and the Reorganization; (b) all operating expenses of the Partnership, including without limitation, all salaries, compensation and other amounts payable to officers and employees of the Partnership or the General Partner and consultants and other persons engaged to perform services for the Partnership or the General Partner, taxes and assessments applicable to the Partnership or its assets, advertising and promotional expenses, insurance premiums, rental expenses, and legal, accounting and audit fees and expenses; (c) costs and expenses of a general and administrative nature and overhead costs and expenses incurred by the Partnership or the General Partner; (d) interest and other charges payable in connection with borrowings by the Partnership; (e) accounting, professional and reporting expenses, including without limitation, costs of preparation and documentation of Partnership financial statements and accounts, costs of preparation and documentation of Federal, state and local tax returns, printing and engraving expenses and taxes incurred in connection with the issuance, transfer, registration and recording of documents evidencing ownership of an interest in the Partnership, the costs of printing and mailing reports to Limited Partners and Assignees, the costs of preparing proxy statements and soliciting proxies in connection therewith, the costs of preparing and filing reports required to be filed with the Commission and the New York Stock Exchange or other National Securities Exchange, and costs of amending or terminating the Partnership Agreement; (f) costs incurred in connection with any litigation in which the Partnership is involved or for which it is responsible, as well as any examination, investigation or other proceeding conducted by any regulatory agency, including related legal and accounting fees; (g) costs of any computer equipment or services used by the Partnership; and (h) the expenses and charges of the Transfer Agent.

     "PARTNERSHIP INTEREST" means, as to any Partner or Assignee, all the interests of that Partner or Assignee in the Partnership, including without limitation any (a) right to a distributive share of income and losses of the Partnership, (b) right to a distributive share of Partnership Assets, (c) right, if the General Partner, to participate in the management of the affairs of the Partnership, and (d) right, if a Limited Partner, to vote on certain matters as set forth herein and to inspect Partnership books and records as herein provided. Nothing contained in this definition shall be construed to constitute an Assignee as a Limited Partner or to vest in an Assignee any of the rights of a Limited Partner, other than an Assignee's right hereunder and under the Delaware Act to share in such profits and losses, to receive such distribution or distributions, and to receive such allocation of income, gain, loss, deduction, or credit or similar item as to which the assignor of the Partnership Interest assigned to such Assignee was entitled, to the extent assigned.

     "PERCENTAGE INTEREST" means, at any time of determination, (a) as to the General Partner in its capacity as such, 1%, and (b) as to any Limited Partner or Assignee, the product of (i) 99% multiplied by (ii) the quotient of the number of Units held by such Limited Partner or Assignee divided by the total number of all Units outstanding as of the date of such determination; provided, however, that following any issuance of additional Units by the Partnership pursuant to Section 4.4 having special rights or obligations, proper adjustment shall be made by the General Partner to the Percentage Interest represented by each Unit to reflect such issuance.

     "PERSON" means any individual, corporation, association, partnership, joint venture, trust, estate or other entity or organization.

     "RECORD DATE" means the date established by the General Partner for determining (a) the identity of Limited Partners entitled to notice of, or to vote at, any meeting of Limited Partners or entitled to vote by ballot or give approval of Partnership action in writing without a meeting or entitled to exercise rights in respect of any other lawful action of Limited Partners or (b) the identity of Record Holders entitled to receive any report or distribution.

     "RECORD HOLDER" means the Person in whose name a Unit is registered on the books of the Transfer Agent as of the close of business on a particular Business Day or, in the case of the General Partner, the General Partner.

     "REDEEMABLE UNITS" means any Units or Limited Partnership Interests for which a redemption notice has been given, and not withdrawn, under Section 12.4(e).

     "REGISTRATION/INFORMATION STATEMENT" means the Registration Statement on Form S-4 (File No. 333-50367), as amended, filed by the Partnership with the Commission with respect to the transactions contemplated by the Reorganization Agreement.

     "REORGANIZATION" means the transactions contemplated by the Reorganization Agreement.

     "REORGANIZATION AGREEMENT" means that certain Amended and Restated Agreement and Plan of Reorganization for BCLP, as amended, dated as of June 5, 1998, and which relates to the reorganization of BCLP into this Partnership and Castle Creek Partners, L.P.

     "SECURITIES ACT" means the Securities Act of 1933, as amended, and any successor to such statute. Any reference herein to a specific section or sections of the Securities Act shall be deemed to include a reference to any corresponding provision of future law.

     "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and any successor to such statute. Any reference herein to a specific section or sections of the Securities Exchange Act shall be deemed to include a reference to any corresponding provision of future law.

     "SUBPARTNERSHIP" means any domestic or foreign partnership or other entity treated as a partnership for federal income tax purposes through which the Partnership may conduct any or all of its activities or the operations of which are controlled, directly or indirectly by the Partnership.

     "SUBSTITUTED LIMITED PARTNER" means a Person who is admitted as a limited partner of the Partnership pursuant to this Agreement in place of, and with all the rights of, a Limited Partner pursuant to Sections 13.1 or 13.2, and who is shown as a limited partner on the books and records of the Partnership.

     "SUPER-MAJORITY VOTE OF THE LIMITED PARTNERS" means the written consent of, or an affirmative vote in accordance with Section 16.4, by Limited Partners who are Record Holders with respect to at least eighty percent (80%) of the aggregate number of outstanding Units held of record by Limited Partners.

     "TRANSFER AGENT" means the bank, trust company or other Person (including the General Partner or any of its Affiliates) appointed by the General Partner from time to time, in its sole discretion, to act as the registrar and transfer agent for the Units.

     "TREASURY REGULATIONS" means the federal income tax and procedure and administration regulations as promulgated by the U.S. Treasury Department, as such regulations may be in effect from time to time. All references in this Agreement to provisions of the Treasury Regulations shall be deemed to refer to successor regulatory provisions to the extent appropriate in light of the context herein in which such references are used.

     "UNIT" means a Partnership Interest of a Limited Partner or Assignee in the Partnership representing such fractional part of the Partnership Interests of all the Limited Partners and Assignees as shall be determined by the General Partner pursuant to Section 4.3 and 4.4 in connection with the issuance of Partnership Interests to Limited Partners in the Reorganization and the making of Capital Contributions by Additional Limited Partners; provided that each Unit at any time outstanding shall represent the same fractional part of the Partnership Interests of all Limited Partners and Assignees as each other Unit (unless any class or series of Units issued pursuant to Section 4.4 shall have designations, preferences or special rights such that a Unit of such class or series shall represent a greater or lesser part of the Partnership Interests of all Limited Partners and Assignees than a Unit of any other class or series of Units, in which event the Partnership Interest represented by a Unit of such class or series shall be determined in accordance with such designations, preferences and special rights as are fixed by the General Partner pursuant to
Section 4.4 with respect to such class or series of Units). Unless the context otherwise requires, (i) the term "Unit" as used in this Agreement includes LP Units and Units hereafter issued in accordance with the provisions of Section
4.4 and (ii) the rights and obligations appurtenant to a Unit of any class or series and those appurtenant to a Limited Partnership Interest of such class or series shall be identical and such terms may be used interchangeably herein. Except as may otherwise be specifically provided by the General Partner in connection with the issuance of additional Units pursuant to Section 4.4, all Units shall constitute a single class or group for purposes of voting or the giving of written consents hereunder and for all other purposes hereof or of the Delaware Act, and each Unit shall be entitled to one vote.

     "UNITHOLDER" means any Person who is the Record Holder of one or more Units (including both Limited Partners and Assignees who are Record Holders). For purposes of Section 4.10, 4.11 and Article V only, the term "Unitholder" also refers to the beneficial owner of a Partnership Interest held by a nominee in any case in which the nominee has furnished the identity of such beneficial owner.

     "UNIT PRICE" means an amount per Unit of a given class or series, as of any date of determination equal to (a) if the Units of such class or series are listed or admitted to trading on one or more National Securities Exchanges, the average of the last reported sales prices per Unit of such class or series or, in case no such reported sale takes place on any such day, the average of the last reported bid and asked prices per Unit of such class or series, in either case on the principal National Securities Exchange on which the Units of such class or series are listed or admitted to trading, for the five trading days immediately preceding the date of determination; (b) if the Units of such class or series are not listed or admitted to trading on a National Securities Exchange but are quoted by NASDAQ, the average of the last reported sales prices per Unit of such class or series or, in case no reported sales prices are then quoted, the average of the closing bid prices per Unit of such class or series, for the five trading days immediately preceding such date of determination, as furnished by the National Quotation Bureau Incorporated or such other nationally recognized quotation service as may be selected by the General Partner for such purpose, if such Bureau is not at the time furnishing quotations; or (c) if the Units of such class or series are not listed or admitted to trading on a National Securities Exchange or quoted by NASDAQ, an amount equal to the fair market value of a Unit of such class or series as of such date of determination, as determined by an independent appraiser selected and retained by the General Partner on behalf of and for the account of the Partnership; provided, however, that in the case of Units of a class or series not listed or admitted to trading on a National Securities

Exchange or quoted by NASDAQ and to be issued upon the exercise of options previously granted by the Partnership, the Unit Price shall be determined by the General Partner and approved by a majority of the Disinterested Directors.

     "U.S. PERSON" means a Person who or which is (a) an individual who is either a United States citizen or a resident of the United States for Federal income tax purposes, (b) a corporation, partnership or other legal entity created or organized in or under the laws of the United States or any political subdivision thereof, (c) a corporation that is not created or organized in or under the laws of the United States or any political subdivision thereof but which has made an election under either Section 897(i) or Section 897(k) of the Code to be treated as a domestic corporation for certain purposes of Federal income taxation or (d) an estate or trust whose income from sources without the United States is includible in its gross income for Federal income tax purposes regardless of its connection with a trade or business carried on in the United States.

                                   ARTICLE II

                          CONTINUATION OF PARTNERSHIP

     Section 2.1 CONTINUATION. Subject to the provisions of this Agreement, the General Partner and the Limited Partners hereby continue the Partnership as a limited partnership pursuant to the provisions of the Delaware Act. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration, dissolution and termination of the Partnership shall be governed by the Delaware Act. The Partnership Interest of any Partner shall be personal property for all purposes.

     Section 2.2 NAME. The name of the Partnership shall be "Boston Celtics Limited Partnership II." As of the Effective Date, the name of the Partnership shall be "Boston Celtics Limited Partnership" and all references herein to the former name of the Partnership shall be deemed references to the new name of the Partnership (and the General Partner shall amend the Certificate of Limited Partnership, and take such other actions, as may be necessary or appropriate to effectuate the name change, without requirement for further action or consent of any other Partners). The business of the Partnership shall be conducted under such names or such other names as the General Partner may from time to time in its sole discretion determine. "Limited Partnership," "Ltd" or "L.P." (or similar words or letters) shall be included in the Partnership's name where necessary or appropriate to maintain the limited liability of the Limited Partners or otherwise for the purpose of complying with the laws of any jurisdiction that so requires or as the General Partner may deem appropriate.

     Section 2.3 NAMES AND ADDRESSES OF PARTNERS. The names and business, residence or mailing addresses of the General and/or Limited Partners and the date upon which each such Person became a General and/or Limited Partner are as set forth from time to time in the records of the Partnership. The General Partner may change its address at any time and from time to time.

     Section 2.4 PRINCIPAL OFFICE, REGISTERED AGENT AND REGISTERED OFFICE OF THE PARTNERSHIP. (a) The principal office of the Partnership shall be located initially at 151 Merrimac Street, Boston, Massachusetts 02114. The General Partner in its sole discretion may, at any time, and from time to time, change the location of the Partnership's principal office within or outside the State of Delaware and may establish such additional offices of the Partnership within or outside of the State of Delaware as it may from time to time determine.

     (b) The street address of the registered office of the Partnership in Delaware shall be c/o National Corporate Research, Ltd., 9 East Loockerman Street, Dover, Delaware 19901, and the Partnership's registered agent at such address shall be National Registered Agents, Inc. Such registered office and registered agent may be changed at the direction of the General Partner, in its sole discretion.

     Section 2.5 TERM. The Partnership commenced upon the filing of the Certificate of Limited Partnership in accordance with the Delaware Act and shall continue in existence until December 31, 2098, unless earlier dissolved and terminated in accordance with any provisions of this Agreement.



                                   ARTICLE III

                                    PURPOSE

     Section 3.1 PURPOSE. The purpose and nature of the business to be conducted and promoted by the Partnership shall include engaging in any lawful act or activity in which limited partnerships may engage under the Delaware Act.

     Section 3.2 POWERS. In furtherance of the purposes of the Partnership, the Partnership shall have and may exercise any and all powers conferred by the laws of Delaware upon limited partnerships formed under the laws pursuant to and under which this Partnership is formed, as such laws are now in effect or at any time hereafter are put into effect, including all powers that may be exercised by the General Partner on behalf of the Partnership pursuant to this Agreement.



                                   ARTICLE IV

                              CAPITAL CONTRIBUTIONS

     Section 4.1 GENERAL PARTNER. Concurrently with the execution of the Original Agreement, the General Partner made a Contribution in the amount of Ten Dollars ($10.00) in cash. As of the Effective Date, the General Partner shall make a Contribution, as set forth in the schedule attached to this Agreement as EXHIBIT B , in accordance with the Reorganization Agreement in respect of its General Partner Interest.

     Section 4.2 ORIGINAL LIMITED PARTNER. Concurrently with the execution of the Original Agreement, the Original Limited Partner made a Contribution in the amount of Nine Hundred Ninety Dollars ($990.00) in cash. On the Effective Date, and concurrently with the admission of Limited Partners pursuant to Section 4.3 of this Agreement, the Original Limited Partner will withdraw from the Partnership and the Partnership will return to the Original Limited Partner its Capital Contribution.

     Section 4.3 NEW PARTNERS. Upon the effectiveness of the Merger under the Merger Agreement, each Eligible Unit (as defined in the Merger Agreement) shall be converted into and shall become one LP Unit, which LP Unit shall constitute a validly issued and fully paid Limited Partnership Interest in the Partnership, and each holder of one or more Eligible Units shall be deemed admitted as a Limited Partner of the Partnership with respect to each and all LP Units into which such holder's Eligible Units are converted.

     Section 4.4 ADDITIONAL ISSUANCES OF SECURITIES. (a) In order to raise additional capital or to acquire other assets, to redeem or retire Partnership debt, to comply with any provision of this Agreement or for any other Partnership purpose, the General Partner is authorized to cause the Partnership to issue Units or Partnership Interests (or any other instrument evidencing ownership or assignment of Partnership Interests) in addition to those issued pursuant to Section 4.3 at any time or from time to time to General Partners or Unitholders, and to admit the Persons acquiring such Units as Additional Limited Partners, all without any consent or approval of the Unitholders or any percentage thereof. The General Partner shall determine the consideration and terms and conditions with respect to any future issuance of Units in a manner that it in good faith determines to be in the best interests of the Partnership. In addition, the General Partner is authorized to cause the Partnership to issue Units from time to time in one or more classes, or one or more series of such classes, for such consideration and on such terms and conditions as the General Partner in good faith determines to be in the best interests of the Partnership, which classes or series of Units shall have such designations, preferences, and relative, participating, optional or other special rights as shall be fixed by the General Partner, including, without limitation, (i) the allocation of items of Partnership income, gain, loss, deduction and credit to each such class or series of Units; (ii) the right of each such class or series of Units to share in Partnership distributions; (iii) the rights of each such class or series of Units upon dissolution and liquidation of the Partnership; (iv) the price at which and the terms and conditions upon which each such class or series of Units may be redeemed by the Partnership, if any such class or series is so redeemable; (v) the rate at which and the terms and conditions upon which each such class or series of Units may be converted into another class or series of Units or other securities of the Partnership, if any such class or series is so convertible; (vi) the terms and conditions upon which each such class or series of Units will be issued and assigned or transferred: and (vii) the right of each such class or series of Units to vote on Partnership matters, including matters relating to the relative rights, preferences and privileges of such class or series, if any such class or series is granted any voting rights; provided, however, that in fixing the designations, preferences and relative, participating, optional or other special rights of any such class or series of Units, the General Partner shall act in a manner that it in good faith determines to be in the best interests of the Partnership.

     (b) Upon or prior to the issuance of any class or series of Units which shall not be identical to the LP Units issued in the Reorganization, the General Partner, without the consent at the time of any Unitholder (each Unitholder hereby consenting to any and each such amendment), may amend any provision of this Agreement and, exercising the power of attorney granted to the General Partner pursuant to Article X, may execute, swear to, acknowledge, deliver, file and record such documents as the General Partner may determine to be necessary or appropriate in connection therewith in order to reflect the authorization and issuance of each such class or series of Units and the designations, preferences and relative, participating, optional or other special rights thereof as to the matters set forth in the preceding sentence.

     (c) The General Partner is also authorized to cause the Partnership to issue any other type of security (including, without limitation, secured and unsecured debt obligations of the Partnership, debt obligations of the Partnership convertible into any class or series of Units that may be issued by the Partnership, or options, rights, warrants or appreciation rights relating to any class or series of Units or Partnership Interests (or any other instrument evidencing ownership or assignment of Partnership Interests), any such debt obligations or any combination of any of the foregoing) from time to time to General Partners or Unitholders or other Persons on terms and conditions established by the General Partner acting in a manner that it in good faith determines to be in the best interests of the Partnership.

     (d) The General Partner shall do all things it deems to be appropriate or necessary to comply with the Delaware Act and is authorized and directed to do all things it deems to be necessary or advisable in connection with any such future issuance, including compliance with any statute, rule, regulation or guideline of any Federal, state or other governmental agency, any National Securities Exchange on which the Units or other such securities are listed for trading or any other regulatory body, which shall or may have jurisdiction over such securities or the issuance, sale or transfer thereof.

     (e) Notwithstanding the provisions set forth above in this Section 4.4, the total number of Units that may be issued, including the Units issued in the Reorganization, shall not exceed 25,000,000. The total number of Units set forth in the preceding sentence may be changed from time to time upon an amendment to this Agreement adopted by the Partners in accordance with the provisions of
Section 16.2.

     (f) Subsequent to the Effective Date, the General Partner or any Affiliate of the General Partner may, but shall not be obligated to, make Contributions to the Partnership in exchange for Units, provided that the number of Units issued in exchange for any such Contribution shall not exceed the Net Value of the Contribution divided by the Unit Price of a Unit of such class and series.

     Section 4.5 RECORD OF CONTRIBUTIONS. The books and records of the Partnership shall include true and full information regarding the amount of cash and cash equivalents and a designation and statement of the Net Value of any other property or other consideration contributed by each Partner to the Partnership.

     Section 4.6 SPLITS AND COMBINATIONS. (a) The General Partner may cause the Partnership to make a distribution in Units (or any other instrument evidencing ownership or assignment of Partnership Interests) to all Record Holders or may effect a subdivision or combination of Units (or any other instrument evidencing ownership or assignment of Partnership Interests) but in each case only on a pro rata basis so that, after such distribution, subdivision or combination, each Partner and Unitholder shall, subject to Section 4.6(d), have substantially the same Percentage Interest in the Partnership as before such distribution, subdivision or combination. The Partnership may, but shall not be required to, issue fractional Units (or any other instrument evidencing ownership or assignment of Partnership Interests) upon any such distribution, subdivision or combination of Units (or any other instrument evidencing ownership or assignment of Partnership Interests). In the event any distribution, subdivision or combination of Units (or any other instrument evidencing ownership or assignment of Partnership Interests) would result in the issuance of fractional Units (or other instrument evidencing ownership or assignment of Partnership Interests) but for the provisions of this Section 4.6(a), in the sole discretion of the General Partner, the final fraction of a Unit (or any other instrument evidencing ownership or assignment of Partnership Interests) issuable to each Record Holder may be rounded to the nearest whole Unit (or any other instrument evidencing ownership or assignment of Partnership Interests).

     (b) Whenever such distribution, subdivision or combination is declared, the General Partner shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice of the distribution, subdivision or combination at least twenty (20) days prior to such Record Date to each Record Holder as of the date ten (10) days prior to the date of such notice. The General Partner also may cause the Accounting Firm or another firm of independent public accountants selected by it to calculate the number of Units (or any other instrument evidencing ownership or assignment of Partnership Interests) to be held by each Record Holder after giving effect to such distribution, subdivision or combination. The General Partner shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the correctness of such a calculation.

     (c) Promptly following any such distribution, subdivision or combination, the General Partner may cause the Partnership to issue Certificates to the Record Holders of Units (or any other instrument evidencing ownership or assignment of Partnership Interests) as of the applicable Record Date representing the new number of Units (or any other instrument evidencing ownership or assignment of Partnership Interests) held by such Record Holder, or the General Partner may adopt such other procedures or instruments as it may deem appropriate to reflect such distribution, subdivision or combination: provided however, that in the event any such distribution, subdivision or combination results in a smaller total number of Units (or any other instrument evidencing ownership or assignment of Partnership Interests) outstanding, the General Partner shall require, as a condition to the delivery to a Record Holder of such new Certificate, the surrender of any Certificate representing the Partnership Interest owned by such Record Holder immediately prior to such Record Date.

     (d) Notwithstanding any provision in this Section 4.6 to the contrary, no distribution, subdivision or combination of Units (or other instrument evidencing ownership or assignment of Partnership Interests) shall be made without a Majority Vote of the Limited Partners, unless:

           (i) the Partnership shall have received an Opinion of Counsel to the effect that such action will not have any material adverse effect on the Federal income taxation of the Unitholders as a class or any group of Unitholders; and

           (ii) such action shall not result in any change in the rights of any Unitholder to cash distributions by the Partnership or the distributive share of such Unitholder in the profits and losses of the Partnership (except any immaterial change resulting from any issuance or elimination of fractional Units (or other instrument evidencing ownership or assignment of Partnership Interests) permitted hereunder).

     Section 4.7 NO PREEMPTIVE RIGHTS. Except as provided by the General Partner in connection with the issuance of additional Units under Section 4.4, no Person shall have any preemptive, preferential or other similar right with respect to (a) additional Contributions, (b) the issuance or sale of new, unissued or treasury Units, (c) the issuance of any obligations, evidences of indebtedness or other securities or Partnership Interests of the Partnership convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase or subscribe to, any such unissued or treasury Units, (d) the issuance of any right of subscription to or right to receive, or any warrant or option for the purchase of any of the foregoing Units, Partnership Interests or securities, or (e) the issuance or sale of any other Units, Partnership Interests or securities that may be issued or sold by the Partnership.

     Section 4.8 NO FRACTIONAL UNITS. Except as provided in Section 4.6, no fractional Unit shall be issued by the Partnership; instead, in the sole discretion of the General Partner, each fractional Unit shall be rounded to the nearest whole Unit or an amount equal to the product of the Unit Price and such fraction shall be paid in cash by the Partnership.

     Section 4.9 NO WITHDRAWAL. No Person shall be entitled to withdraw any part of his Contribution, or to receive any distribution from the Partnership, except as otherwise provided in this Agreement.

     Section 4.10 ADVANCES TO PARTNERSHIP. If any Partner or Assignee (which terms for purposes of Sections 4.10 and 4.11 and Article V refers to the beneficial owner of an interest held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership) shall advance funds to the Partnership in excess of the amounts required hereunder to be contributed by it to the capital of the Partnership, the making of such advances shall not entitle such Partner or Unitholder to any increase in its Percentage Interest. The amounts of any such advances shall be a debt of the Partnership to such Partner or Unitholder and shall be payable or collectible only out of the Partnership Assets in accordance with the terms and conditions upon which such advances are made. No interest shall be paid by the Partnership on Contributions.



                                    ARTICLE V

                         DISTRIBUTIONS AND ALLOCATIONS

     Section 5.1 DISTRIBUTIONS. From time to time, the General Partner may determine in its sole discretion the amount of Operating Cash Flow, cash or other Partnership Assets that is distributable by the Partnership, declare the amount of any such distribution, specify a Record Date for determining the Partners and Assignees entitled to receive the distribution of such amount and effect such distribution. The General Partner may, in its sole discretion, distribute cash from Reserves or from borrowings incurred by the Partnership for the purpose of making distributions. Any distributions to Partners shall be made pro rata in accordance with the Partners' respective Percentage Interests.

     Section 5.2 RULES GOVERNING DISTRIBUTIONS GENERALLY. (a) So long as the LP Units are traded on a National Securities Exchange, when any distribution is to be made with respect to the LP Units, the General Partner shall announce the amount and date of such distribution and the Record Date for determining the Limited Partners and Assignees to whom such distribution is to be made no less than ten (10) days before such Record Date or in a manner that is otherwise that is compliance with the applicable requirements of such National Securities Exchange.

     (b) The General Partner may withhold taxes from distributions to any Partner or Assignee to the extent permitted by Section 9.3. For purposes of this Agreement, any amount of taxes required to be withheld by the Partnership with respect to any amount distributable by the Partnership to any Partner or Assignee shall be deemed to be a distribution or payment to such Partner or Assignee and shall reduce the amount otherwise distributable to such Partner or Assignee pursuant to this Agreement.

                                   ARTICLE VI

                      MANAGEMENT AND OPERATION OF BUSINESS

     Section 6.1 MANAGEMENT. (a) Except as otherwise expressly provided in this Agreement, all decisions respecting any matter set forth herein or otherwise affecting or arising out of the conduct of the business of the Partnership shall be made by the General Partner, and the General Partner shall have the exclusive right and full authority to manage, conduct, control and operate the Partnership's business and effect the purposes and provisions of this Agreement. Except as otherwise expressly provided in this Agreement, the General Partner shall have full authority to do all things on behalf of the Partnership deemed necessary or desirable by it in the conduct of the business of the Partnership, including without limitation, to exercise all of the powers to effectuate the purposes specified in Section 3.1.

     The power and authority of the General Partner pursuant to this Agreement shall be liberally construed to encompass the General Partner's undertaking, on behalf of the Partnership, all acts and activities in which a limited partnership may engage under the Delaware Act. The power and authority of the General Partner shall include without limitation the power and authority on behalf of the Partnership and at the expense of the Partnership:

           (i) To cause the Partnership to acquire all the limited partnership interests of BCLP pursuant to the Reorganization Agreement and the Merger Agreement, and to take all other actions and make all decisions in connection with the reorganization of BCLP as the General Partner, in its sole discretion, shall deem necessary or appropriate;

           (ii) To make all operating decisions concerning the business of the Partnership, including without limitation, decisions concerning the development, acquisition or operation of any other businesses, including negotiation and execution of any and all agreements in connection therewith; and, in general, all decisions concerning the businesses and activities to be carried on by the Partnership and the manner of operation of all such businesses and activities;

           (iii) To cause the Partnership to acquire, dispose of (subject to any prior approval of Limited Partners which may be required by Section 6.2(b)), mortgage, pledge, encumber, hypothecate or exchange any or all of the assets of the Partnership;

           (iv) To use the assets of the Partnership (including without limitation, cash on hand) for any purpose and on any terms it sees fit, including, without limitation, the financing of Partnership operations, the lending of funds to other Persons, the repayment of obligations of the Partnership, the conduct of additional Partnership operations and the purchase or acquisition of interests in properties or other assets, including, without limitation, the acquisition of any assets or interests in property as may be deemed appropriate in its sole discretion in connection with Partnership operations;

           (v) To negotiate and execute on terms deemed desirable in its sole discretion, and to cause the Partnership to perform, any contracts, conveyances or other instruments that it considers useful or necessary to the conduct of Partnership operations or the implementation of its powers under this Agreement;

           (vi) To select and dismiss employees and outside attorneys, accountants, consultants and contractors and to determine compensation and other terms of employment or hiring;

           (vii)   RESERVED;

           (viii) To form any further limited or general partnerships, joint ventures, corporations or other entities or relationships that it deems desirable, and contribute to such partnerships, ventures, corporations or other entities any or all of the assets and properties of the Partnership;

           (ix) To issue additional securities or additional Limited Partnership Interests or LP Units or additional classes or series of Limited Partnership Interests or LP Units pursuant to the provisions of Section 4.4 above, and to purchase, sell or otherwise acquire or dispose of Limited Partnership Interests or LP Units or such additional securities, at such times and on such terms as it deems to be in the best interests of the Partnership and the Partners;

           (x) To maintain or cause to be maintained records of all rights and interests acquired or disposed of by the Partnership, all correspondence relating to the business of the Partnership and the original records (or copies on such media as the General Partner may deem appropriate) of all statements, bills and other instruments furnished the Partnership in connection with its business;

           (xi) To maintain records and accounts of all operations and expenditures, make all filings and reports required under applicable rules and regulations of any governmental department, bureau or agency, any securities exchange, any automated quotation system of a registered securities association, and any self-regulatory body, and furnish the Partners and Unitholders with all necessary United States Federal, state or local income tax reporting information or such information with respect to any other jurisdiction;

           (xii) To purchase and maintain, in its sole discretion and at the expense of the Partnership, liability, indemnity, and any other insurance (including without limitation errors and omissions insurance and insurance to cover the obligations of the Partnership under Section 6.10), sufficient to protect the Partnership, the General Partners, their officers, directors, employees, agents, partners and Affiliates, or any other Person, from those liabilities and hazards which may be insured against in the conduct of the business and in the management of the business and affairs of the Partnership;

           (xiii) To make, execute, assign, acknowledge and file on behalf of the Partnership all documents or instruments of any kind which the General Partner may deem necessary or appropriate in carrying out the purposes and business of the Partnership, including without limitation powers of attorney, agreements of indemnification, contracts, deeds, options, loan obligations, mortgages, notes, documents or instruments of any kind or character, and amendments thereto, any of which may contain confessions of judgment against the Partnership. Any Person dealing with the General Partner shall not be required to determine or inquire into the authority or power of the General Partner to bind the Partnership or to execute, acknowledge or deliver any and all documents in connection therewith;

           (xiv) To borrow money and to obtain credit in such amounts, on such terms and conditions, and at such rates of interest and upon such other terms and conditions as the General Partner deems appropriate, from banks, other lending institutions, or any other Person, including the Partners and Assignees, for any purpose of the Partnership, including without limitation to obtain cash for distribution to Partners and Assignees, and to pledge, assign, or otherwise encumber or alienate all or any portion of the Partnership Assets, including any income therefrom, to secure or provide for the repayment thereof. As between any lender and the Partnership, it shall be conclusively presumed that the proceeds of such loans are to be and will be used for the purposes authorized herein and that the General Partner has the full power and authority to borrow such money and to obtain such credit;

           (xv) To assume obligations, enter into contracts, including contracts of guaranty or suretyship, incur liabilities, lend money and otherwise use the credit of the Partnership, to secure any of the obligations, contracts, or liabilities of the Partnership by mortgage, pledge or other encumbrance of all or any part of the property and income of the Partnership;

           (xvi) To invest funds of the Partnership in interest-bearing and non-interest-bearing accounts and short-term investments including without limitation obligations of Federal, state and local governments and their agencies, mutual funds (including money market funds), mortgage-backed securities, commercial paper, repurchase agreements, time deposits, certificates of deposit of commercial banks, savings banks or savings and loan associations and equity or debt securities of any type, provided that the General Partner shall not invest Partnership funds in such a manner that the Partnership will be considered to be holding itself out as being engaged primarily in the business of investing, reinvesting or trading in securities or will otherwise be deemed to be an investment company under the Investment Company Act of 1940;

           (xvii) To make any election on behalf of the Partnership as is or may be permitted under the Code or under the taxing statutes or rules of any state, local, foreign or other jurisdiction, and to supervise the preparation and filing of all tax and information returns which the Partnership may be required to file;

           (xviii) To employ and engage suitable agents, employees, advisers, consultants and counsel (including any custodian, investment adviser, accountant, attorney, corporate fiduciary, bank or other reputable financial institution, or any other agents, employees or Persons who may serve in such capacity for the General Partner or any Affiliate of the General Partner) to carry out any activities which the General Partner is authorized or required to carry out or conduct under this Agreement, including without limitation a Person who may be engaged to undertake some or all of the general management, property management, financial accounting and record keeping or other duties of the General Partner, to indemnify such Persons on behalf of the Partnership against liabilities incurred by them in acting in such capacities and to rely on the advice given by such Persons, it being agreed and understood that the General Partner shall not be responsible for any acts or omissions of any such Persons and shall assume no obligations in connection therewith other than the obligation to use due care in the selection thereof;

           (xix) To pay, extend, renew, modify, adjust, submit to arbitration, prosecute, defend, or compromise, upon such terms as it may determine and upon such evidence as it may deem sufficient, any obligation, suit, liability, cause of action, or claim, including taxes, either in favor of or against the Partnership;

           (xx) To register, qualify, list or report, or cause to be registered, qualified, listed or reported, the Units issued hereunder pursuant to the Securities Act, the Exchange Act, any other securities laws of the United States, the securities laws of any state of the United States, the laws of any other jurisdiction, with any National Securities Exchange or other securities exchange, or pursuant to an automated quotation system of a registered securities association, as the General Partner deems appropriate;

           (xxi) To qualify the Partnership to do business in any state, territory, dependency or foreign country;

           (xxii) To distribute cash or Partnership Assets to Partners and Assignees in accordance with Article V;

           (xxiii) To elect, appoint, engage or employ officers of the Partnership, such officers to have such powers and duties, to serve such terms and to have such authority to bind the Partnership, as the General Partner shall determine in its sole discretion;

           (xxiv) To take such action with respect to the manner in which the Units are being or may be transferred or traded as the General Partner deems necessary or appropriate in accordance with the provisions hereof;

           (xxv) To adopt and use a seal (but the use of a seal shall not be required for the execution of any instruments, obligations or other documents by the Partnership);

           (xxvi) To possess and exercise any additional rights and powers of a general partner under the partnership laws of Delaware (including without limitation the Delaware Act) and any other applicable laws, to the extent not inconsistent with this Agreement; and

           (xxvii) In general, to exercise in full all of the powers of the Partnership as set forth in Section 3.2 and to do any and all acts and conduct all proceedings and execute all rights and privileges, contracts and agreements of any kind whatsoever, although not specifically mentioned in this Agreement, that the General Partner in its sole discretion may deem necessary or appropriate to the conduct of the business and affairs of the Partnership or to carry out the purposes of the Partnership. The expression of any power or authority of the General Partner in this Agreement shall not in any way limit or exclude any other power or authority which is not specifically or expressly set forth in this Agreement.

Without limitation of the other powers set forth herein, the General Partner is expressly authorized for, in the name of, and on behalf of the Partnership, to execute, deliver and perform the Agreement and Undertaking, dated as of June 30, 1998, in favor of the National Basketball Association, the member teams of the NBA, NBA Properties, Inc., the NBA Market Extension Partnership, NBA Development, LLC, Planet Insurance, Ltd., WNBA, LLC, WNBA Enterprises LLC, any other entity formed generally by the NBA Teams after the date of the Agreement and Undertaking and any subsidiary or affiliate of any of the foregoing; the Management Services Agreement, dated as of June 30, 1998, by and between the Partnership, Celtics Basketball, L.P., Castle Creek Partners, L.P., the Original Limited Partner, Celtics Limited Partnership, Celtics Pride, G.P., Celtics Basketball Holdings, Celtics Capital Corporation and BCCLP Holding Corporation; and the other agreements, acts, transactions and matters described in or contemplated by this Agreement, the Reorganization Agreement or the Registration Statement, on behalf of the Partnership without further act, approval or vote of the Partners or the Partnership, notwithstanding any other provision of this Agreement, and each of the Partners and each other Person who may acquire an interest in Units and/or Partnership Interests hereby approves, ratifies and confirms the execution by the General Partner of any of the foregoing agreements and the taking of any of the foregoing actions.

     (b) Each of the Partners and each other Person who may acquire an interest in Units or Partnership Interests hereby authorizes, approves, ratifies and confirms the execution, delivery and performance of the Reorganization Agreement, and any Exhibits and Schedules thereto, and the agreements and transactions described in or contemplated by the Registration/Information Statement, and agrees that the General Partner is authorized to execute, deliver and perform the other agreements, acts, transactions and matters described in this Agreement, the Reorganization Agreement and the Registration/Information Statement on behalf of the Partnership without further act, approval or vote of the Partners or the Partnership, notwithstanding any other provision of this Agreement, the Delaware Act or any other applicable law, rule or regulation. The participation by the General Partner in any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership, or the Unitholders under this Agreement or under applicable law.

     (c) The General Partner shall use all reasonable efforts to cause to be filed any amendments to or restatements of the Certificate of Limited Partnership as required by the Delaware Act and such other certificates or filings as may be determined in its sole discretion by the General Partner to be reasonable and necessary or appropriate for the continuation and operation of a limited partnership (or a partnership in which the Limited Partners have limited liability) in the State of Delaware or any other state in which the Partnership elects to do business. To the extent that the General Partner in its sole discretion determines such action to be reasonable and necessary or appropriate, the General Partner thereafter (i) shall file any necessary amendments to the Certificate of Limited Partnership, including without limitation amendments to reflect successor or additional general partners admitted pursuant to Section 13.4, and (ii) shall otherwise do all things (including the appointment of registered agents of the Partnership and management of registered offices of the Partnership) requisite to the maintenance of the Partnership as a limited partnership under the laws of the State of Delaware or any other state in which the Partnership may elect to do business. If permitted by applicable law, the General Partner may omit from the Certificate of Limited Partnership and from any other certificates documents filed in any state in order to qualify the Partnership to do business therein, and from all amendments thereto, the names and addresses of the Limited Partners and information relating to the Contributed Property and shares of profits and compensation of the Limited Partners, or state such information in the aggregate rather than with respect to each individual Limited Partner. The General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Limited Partnership or any amendment thereto to any Unitholder.

     Section 6.2 RESTRICTIONS ON AUTHORITY OF GENERAL PARTNER. (a) If required by any National Securities Exchange on which the LP Units are listed, the General Partner shall establish and maintain an Audit Committee of its Board of Directors (the "Audit Committee") composed solely of independent directors (as determined in accordance with the then effective policies of the National Securities Exchange on which the Units are listed) who are not otherwise Affiliates of any General Partner. The Audit Committee shall be required to approve the appointment of the Auditing Firm, review the Partnership's annual financial statements and approve transactions between the Partnership and any of its Partners or Affiliates thereof.

     (b) Anything in this Agreement to the contrary notwithstanding, the General Partner shall have no authority to take any action on any matter with respect to which a Majority Vote of the Limited Partners or a Super-Majority Vote of the Limited Partners, as the case may be, is specifically required under this Agreement without such vote approving such action having occurred.

     (c) Notwithstanding any other provision of this Agreement, the General Partner shall not, without a Super-Majority Vote of the Limited Partners, cause the Partnership to:

           (i) merge or consolidate with any other limited partnership or other entity, unless the Partnership is the surviving entity;

           (ii) sell all or substantially all of the Partnership Assets; provided that such approval need not be based upon an actual sale transaction if
(A) approval is sought for an all cash sale at a specified minimum price and (B) an all cash sale (provided that payment of the purchase price may include the assumption of, or taking subject to, Partnership indebtedness) for at least the specified minimum price is consummated within one hundred eighty (180) days following such approval; and further provided that such approval shall not be required with respect to such a sale in connection with the liquidation of the Partnership pursuant to Section 15.4; or

           (iii) transfer the General Partner Interest to a person or entity that is not an Affiliate of the General Partner.

     (d) Nothing in this Section 6.2 or elsewhere in this Agreement shall be construed to restrict the ability of the General Partner or any stockholder of the General Partner to issue, sell or transfer securities or ownership of the General Partner.

     Section 6.3 TITLE TO PARTNERSHIP ASSETS. Title to Partnership Assets, whether real, personal or mixed, or tangible or intangible, shall be deemed to be held by the Partnership as an entity, and no Partner or Unitholder, individually or collectively, shall have any ownership interest in such Partnership Assets or any portion thereof. Title to any or all of the Partnership Assets may be held in the name of the Partnership, of the General Partner (but only on a temporary basis for the purpose of facilitating the acquisition thereof) or of one or more nominees, as the General Partner may determine. The General Partner hereby declares and warrants that any Partnership Assets for which legal title is held in the name of the General Partner shall be held in trust by the General Partner for the use and benefit of the Partnership in accordance with the terms or provisions of this Agreement. All Partnership Assets shall be recorded as the property of the Partnership on its books and records, irrespective of the name in which legal title to such Partnership Assets is held.

     Section 6.4 RESERVES. The General Partner shall have the right to cause the Partnership to set up such reserves, including working capital, capital expenditure and other reserves ("Reserves") and to set aside therein such funds as the General Partner, in its sole discretion, shall determine to be reasonable in connection with the operation and future needs of the business of the Partnership. Any funds set aside for such Reserves shall not be available for current distribution under Article V; provided that some or all of such funds may subsequently be made available for distribution pursuant to Article V should the General Partner, in its sole discretion, so elect.

     Section 6.5 OTHER BUSINESS ACTIVITIES OF PARTNERS. Any Partner or Affiliate may have other business interests or may engage in other business ventures of any nature or description whatsoever, whether presently existing or hereafter created and whether or not competitive with the business of the Partnership. No Partner or Affiliate thereof shall incur any liability to the Partnership as the result of such Partner's or Affiliate's pursuit of such other business interests and ventures and competitive activity, and neither the Partnership nor any of the other Partners or any Assignees shall have any right to participate in such other business interests or ventures or to receive or share in any income or profits derived therefrom.

     Section 6.6 TRANSACTIONS WITH GENERAL PARTNERS AND AFFILIATES. In addition to transactions specifically contemplated by the terms and provisions of this Agreement, the Partnership is expressly permitted to enter into other transactions with any General Partner or any Affiliates thereof or of the Partnership, provided that such transactions are approved by the Audit Committee (if established pursuant to Section 6.2) and provided further that the terms of any such transaction must not be less favorable to the Partnership than the terms which would generally be obtained in a comparable transaction between unrelated parties.

     Section 6.7 RELIANCE BY THIRD PARTIES. Notwithstanding any other provisions of this Agreement to the contrary, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority to encumber, sell or otherwise use, in any manner, any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if it were the Partnership's sole party in interest, both legally and beneficially. Each Partner (other than the General Partner) and other Person who may acquire a Partnership Interest hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or the General Partner's representative with respect to any business or property of the Partnership be obligated to ascertain that the terms of this Agreement have been complied with, or be obligated to inquire into the necessity or expedience of any act or action of the General Partner or the General Partner's representative. Each and every contract, agreement, deed, mortgage, security agreement, promissory note or other instrument or document executed by the General Partner or the General Partner's representative with respect to any business or property of the Partnership shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery thereof this Agreement was in full force and effect, (b) such instrument or document was duly executed in accordance with the terms and provisions of this Agreement and is binding upon the Partnership, and
(c) the General Partner or the General Partner's representative was duly authorized and empowered to execute and deliver any and every such instrument or document for and on behalf of the Partnership.

     Section 6.8 AGREEMENTS OF GENERAL PARTNER. In addition to its other duties and obligations, the General Partner further agrees that except as specifically set forth in Section 14.1 hereof, the General Partner shall not withdraw voluntarily from the Partnership or otherwise cease to be a General Partner of the Partnership, and the General Partner shall not take voluntarily any action that would cause a dissolution of the Partnership, except in connection with the dissolution and liquidation of the Partnership following the sale of all or substantially all of the Partnership Assets.

     Section 6.9 LIABILITIES OF INDEMNITEES. No Indemnitee shall be liable to the Partnership or to the Unitholders for any losses sustained or liabilities incurred as a result of any act or omission of such Indemnitee, if the conduct of such Indemnitee did not constitute actual fraud, gross negligence, willful misconduct or a breach of fiduciary duty to the Partnership or the Unitholders and if the Indemnitee acted in good faith and in a manner it believed to be in, or not opposed to, the interests of the Partnership.

     Section 6.10 INDEMNIFICATION OF GENERAL PARTNERS AND AFFILIATES. (a) To the maximum extent permitted by law, the Partnership shall indemnify and hold harmless each Indemnitee from and against any and all losses, claims, demands, costs, damages, liabilities, joint and several, expenses of any nature (including attorneys' fees and disbursements), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits, or proceedings, civil, criminal, administrative or investigative, in which the Indemnitee may be involved, or threatened to be involved, as a party or otherwise, arising out of or incidental to the Reorganization or the business of the Partnership, including without limitation liabilities under the Federal and state securities laws, regardless of whether the Indemnitee continues to serve the Partnership in the capacity in which such person became an Indemnitee at the time any such liability or expense is paid or incurred, if the Indemnitee's conduct did not constitute actual fraud, gross negligence, willful misconduct or a breach of fiduciary duty to the Partnership or the Unitholders and if the Indemnitee acted in good faith and in a manner it believed to be in, or not opposed to, the interests of the Partnership. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere, or its equivalent, shall not, in and of itself, create a presumption or otherwise constitute evidence that the Indemnitee acted in a manner contrary to that specified above.

     (b) Expenses incurred by an Indemnitee in defending any claim, demand, action, suit or proceeding subject to this Section 6.10 shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall ultimately be determined that such Person is not entitled to be indemnified as authorized in this Section 6.10.

     (c) The indemnification provided by this Section 6.10 shall be in addition to any other rights to which those indemnified may be entitled under any agreement, vote of the Partners, as a matter of law or equity, or otherwise, both as to action in the Indemnitee's capacity in which such person became an Indemnitee and as to any action in another capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

     (d) The Partnership may purchase and maintain insurance, at the Partnership's expense, on behalf of the General Partners and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Reorganization, the activities of the Partnership and/or the General Partner's acts or omissions as General Partner of the Partnership regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

     (e) Any indemnification hereunder shall be satisfied solely out of the assets of the Partnership and Limited Partners and Unitholders shall have no personal liability for any such indemnification.

     (f) An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.10 by reason of the fact that the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

     (g) The provisions of this Section 6.10 are for the benefit of the Indemnitees, their heirs and personal representatives, and shall not be deemed to create any rights for the benefit of any other Persons.

     (h) To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Partnership, the Partners or to any other Indemnitee, any Indemnitee acting under this Agreement or otherwise shall not be liable to the Partnership, any Partner or to any other Indemnitee for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of an Indemnitee otherwise existing at law or in equity, are agreed by the General Partner and Unitholders to replace such other duties and liabilities of such Indemnitee.

     Section 6.11 NO MANAGEMENT OR CONTROL BY LIMITED PARTNERS OR ASSIGNEES. No Limited Partner (other than a General Partner or any agent or employee of a General Partner, in its capacity as such, if such Person shall also be a Limited Partner) shall take part in the management, operation or control of the business and affairs of the Partnership. The Unitholders shall not have any right, power or authority to transact any business in the name of the Partnership or to act for or on behalf of or to bind the Partnership. The Unitholders shall have no rights other than those specifically provided herein or granted by law where consistent with a valid provision hereof. The Limited Partners shall not be deemed to be participating in the control of the business of the Partnership within the meaning of the Delaware Act by virtue of their possessing or exercising any rights as set forth in this Agreement or the Delaware Act. The transaction of any such business by any Limited Partner in a capacity other than as a Limited Partner of the Partnership shall not affect, impair or eliminate the limitations on the liability of any such Limited Partner under this Agreement.

     Section 6.12 OTHER MATTERS CONCERNING THE GENERAL PARTNER. (a) The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties. The General Partner shall not be liable to the Partnership, any Unitholder or any other Indemnitee for, and the General Partner shall be protected in, acting, or refraining from acting, in good faith reliance on the provisions of this Agreement, and the good faith exercise of any of the powers or rights granted to it by this Agreement and the delegation of power and authority required or permitted by this Agreement, shall not constitute a breach of fiduciary duty to any Unitholder. The provisions of this Section 6.12(a) shall apply with respect to actions taken or not taken both prior to or after the Effective Date.

     (b) The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it and any opinion of any such Person as to matters that the General Partner reasonably believes to be within such Person's professional or expert competence (including without limitation any opinion of legal counsel to the effect that the Partnership would "more likely than not" prevail with respect to any matter) shall be full and complete authorization and protection in respect to any action taken, suffered or omitted by the General Partner hereunder in good faith and in accordance with such opinion.

     (c) The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly appointed officers or a duly appointed attorney or attorneys-in-fact. Each such attorney or attorney-in-fact shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the General Partner hereunder. Each such appointment shall be evidenced by a duly executed power of attorney giving and granting to each such attorney or attorney-in-fact, to the extent provided by the General Partner, full power and authority to do and perform all and every act and thing requisite and necessary to be done by the General Partner in connection with the Partnership.

     Section 6.13 LOANS TO OR FROM THE GENERAL PARTNER. (a) The General Partner or any of its Affiliates may, but are not obligated to, lend to the Partnership funds needed by the Partnership for such periods of time as the General Partner may determine; provided, however, that in no event shall such indebtedness be on terms and conditions less favorable to the Partnership than the Partnership could obtain from unaffiliated third parties or banks for the same purpose (without reference to the General Partner's financial abilities or guarantees).

     (b) No loans shall be made by the Partnership to any General Partner or any of its Affiliates.

     Section 6.14 PURCHASE OR SALE OF UNITS. The General Partner may cause the Partnership to purchase or otherwise acquire (or may purchase or otherwise acquire on behalf of the Partnership) Units or Partnership Interests (or other securities issued by the Partnership) and, following any such purchase or acquisition, may sell or otherwise dispose of such Units, Partnership Interests or other securities. As long as such Units, Partnership Interests or other securities are held by the Partnership, such Units, Partnership Interests or other securities shall not be considered outstanding for any purpose. The General Partner and its Affiliates may also purchase or otherwise acquire and sell or otherwise dispose of Units, Partnership Interests or other securities for their own accounts.

     Section 6.15 PARTNERSHIP EXPENSES; FEES TO GENERAL PARTNER. (a) Except as provided in this Section 6.15 and elsewhere in this Agreement, the General Partner shall not be compensated for its services rendered as General Partner of the Partnership.

     (b) The Partnership shall be directly responsible for the payment of all Partnership Expenses.

     (c) The Partnership shall be authorized to pay management fees to the General Partner.

     (d) The Partnership shall reimburse the stockholders of the General Partner for such stockholders' out-of-pocket expenses incurred in their capacities as officers of the Partnership or the General Partner.

     (e) The General Partner in its sole discretion and without the approval of the Limited Partners may propose and adopt fringe benefit plans, including plans involving the issuance of Units or options to purchase Units, for the benefit of employees of the Partnership, any entity controlled by the Partnership, the General Partner or any Affiliate of any of the foregoing in respect of services performed, directly or indirectly, for the benefit of the Partnership or any entity controlled by the Partnership.

     Section 6.16 RESOLUTION OF CONFLICTS OF INTEREST. (a) Unless otherwise expressly provided in this Agreement, whenever a potential conflict of interest exists or arises between the General Partner or any of its Affiliates, on the one hand, and the Partnership or any Unitholder, on the other hand, the General Partner shall resolve such conflict of interest and any such resolution or course of action in respect of such conflict of interest shall be permitted and deemed approved, ratified and confirmed by all Unitholders, and shall not constitute a breach of this Agreement, of any other agreement contemplated herein or therein, or of any duty stated or implied by law or equity, if the resolution or course of action is or (by operation of this Agreement) is deemed to be fair and reasonable to the Partnership. In the absence of bad faith by the General Partner, any conflict of interest and any resolution of such conflict of interest shall conclusively be deemed fair and reasonable to the Partnership and shall not constitute a breach of this Agreement, of any other agreement contemplated herein or therein, or of any duty stated or implied by law or equity, and is hereby approved, ratified and confirmed by all Limited Partners and other Persons who may acquire interests in Units and/or Partnership Interests. The General Partner shall be authorized in connection with its resolution of any conflict of interest to consider (i) the relative interests of any party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interest; (ii) any customary or accepted industry practices; (iii) any applicable generally accepted accounting practices or principles; and (iv) such additional factors as the General Partner deems relevant, reasonable or appropriate under the circumstances. However, nothing contained in this Agreement shall require the General Partner to consider the interests of any Person other than the Partnership. Any conflicts of interest between the General Partner or any of its Affiliates, on the one hand, and the Partnership or any Unitholder, on the other hand, in connection with the agreements and transactions described in or contemplated by the Registration/Information Statement are hereby deemed waived.

     (b) Whenever this Agreement or any other agreement contemplated hereby provides that the General Partner, any of its Affiliates or any Indemnitee is permitted or required to make a decision (i) in its "discretion" or under a grant of similar authority or latitude, the General Partner or such Affiliate shall be entitled to consider such interests and factors as it desires and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Partnership, or any Unitholder, or (ii) in its "good faith" or under another express standard, the General Partner, such Affiliate or any Indemnitee shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement, any other agreement contemplated hereby or applicable law.

     (c) Whenever a particular transaction, arrangement or resolution of a conflict of interest is required under this Agreement to be "fair and reasonable" to any Person, the fairness and reasonableness of such transaction, arrangement or resolution shall be considered as a whole in the context of all similar or related transactions and in the context of all transactions, relationships and arrangements between or among the relevant Persons or their respective Affiliates.

                                   ARTICLE VII

                   RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

     Section 7.1 LIMITATION OF LIABILITY. The Limited Partners shall have no liability under this Agreement except as provided in this Agreement or by applicable law.

     Section 7.2 RETURN OF CAPITAL. No Limited Partner shall be entitled to the withdrawal or return of his Contribution (if any), except to the extent, if any, that distributions made pursuant to this Agreement or upon termination of the Partnership or purchases of Units by the Partnership may be considered as such by law, and then only to the extent provided for in this Agreement.



                                  ARTICLE VIII

              BANK ACCOUNTS, BOOKS, RECORDS, ACCOUNTING AND REPORTS

     Section 8.1 BANK ACCOUNTS. Unless otherwise invested as permitted in this Agreement, all funds of the Partnership shall be deposited in its name in such checking and savings accounts, time deposits, certificates of deposit or other accounts at such banks or other financial institutions as shall be designated by the General Partner from time to time, and the General Partner shall arrange for the appropriate conduct of any such account or accounts. The General Partner shall have fiduciary responsibility for the safekeeping and use of the funds of the Partnership, whether or not in the possession and control of the General Partner, and the General Partner shall not employ or permit any other Person to employ such funds except in accordance with the terms of this Agreement. The General Partner shall not permit funds of the Partnership to be commingled with funds of the General Partner, any of its Affiliates or any other Person; provided that nothing herein shall preclude any investment of Partnership funds in a mutual fund or similar entity for which a separate account is maintained on behalf of each participant.

     Section 8.2 RECORDS AND ACCOUNTING. (a) The General Partner shall keep or cause to be kept complete and accurate books and records with respect to the Partnership's business. The General Partner shall also keep, or cause to be kept, lists of the Limited Partners and other record holders of Units. Any records maintained by the Partnership in the regular course of its business, including the names and addresses of Partners, books of account and records of Partnership proceedings, may be kept on or be in the form of punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided that the records so kept are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial reporting purposes, on the accrual or cash basis in accordance with generally accepted accounting principles, as determined from time to time by the General Partner in its sole discretion.

     (b) Each Limited Partner and each such Limited Partner's duly authorized representative, shall have the right, at reasonable times and at such Limited Partner's and Unitholder's own expense, but only upon twenty (20) days' prior written notice to the General Partner in accordance with Section 17.1, and only for a purpose reasonably related to the interests of such Person as a Limited Partner, (i) to inspect and copy the books of the Partnership and other reasonably available records and information concerning the operation of the Partnership, including copies of the Federal, state and local income tax and information returns of the Partnership; (ii) to have a current list of the name and last known business, residence or mailing address of each Partner and Unitholder, and (iii) to have a copy of this Agreement, the Certificate of Limited Partnership and all amendments thereto or restatements thereof, together with copies of any powers of attorney pursuant to which any such amendment or restatement has been executed.

     (c) Anything in this Section 8.2 to the contrary notwithstanding, the General Partner, in its sole discretion, may refuse any Limited Partner or its representative access to any information, records, documents or data the General Partner determines to be confidential or the disclosure of which the General Partner in good faith believes is not in the best interest of the Partnership or could damage the Partnership or its business.

     Section 8.3 FISCAL YEAR. Subject to any required approval by the Internal Revenue Service, the Fiscal Year of the Partnership for financial and Federal, state, and local income tax purposes shall end on June 30 of each year. The General Partner shall have authority to change the beginning and ending dates of the Fiscal Year if the General Partner, in its sole discretion, subject to any required approval by the Internal Revenue Service, shall determine such change to be necessary or appropriate to the business of the Partnership.

     Section 8.4 REPORTS. (a) All financial statements shall be accurate and complete in all material respects, and shall present fairly the financial position and operating results of the Partnership, and shall be prepared on the same basis as determined by the General Partner under Section 8.2, for each Fiscal Year of the Partnership during the term of this Agreement.

     (b) The General Partner shall provide to each Record Holder of a Partnership Interest or Unit such other reports and information concerning the business and affairs of the Partnership (i) as the General Partner, in its sole discretion, may deem necessary or appropriate or (ii) as may be specifically required by the Delaware Act or by any other law or any regulation of any regulatory body applicable to the Partnership.

     (c) The General Partner shall provide any of the reports or other information referred to in this Section 8.4 to such Federal, state or local governments, governmental agencies or other regulatory entities as the General Partner, in its sole discretion, may deem necessary or appropriate.

     Section 8.5 ACCOUNTING DECISIONS. All decisions as to accounting matters, except as specifically provided to the contrary herein, shall be made by the General Partner. If required by the rules and regulations of any regulatory body to whose jurisdiction the Partnership is subject, including any National Securities Exchange on which the Units are listed, the Audit Committee shall review and make recommendations with respect to such decisions.

     Section 8.6 WHERE MAINTAINED. The books, accounts and records of the Partnership shall be maintained at all times at the Partnership's principal office or, at the option of the General Partner, at the principal place of business of the General Partner.



                                   ARTICLE IX

                                   TAX MATTERS

     Section 9.1 PREPARATION OF TAX RETURNS. The General Partner, at the expense of the Partnership, shall arrange for the preparation and timely filing of all tax and information returns of the Partnership showing all income, gains, deductions and losses necessary for Federal and state income tax purposes. The classification, realization and recognition of income, gains, losses, deductions and other items of the Partnership shall be on the accrual or cash method of accounting for Federal income tax purposes, as determined from time to time by the General Partner in its sole discretion.

     Section 9.2 TAX ELECTIONS. (a) Except as otherwise specifically provided herein, the General Partner shall, in its sole discretion, determine whether to make any available election including without limitation the elections provided for in Sections 48(q)(4) and 168 of the Code on behalf of the Partnership.

     Section 9.3 WITHHOLDING. (a) Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that it determines to be necessary or appropriate to cause the Partnership to comply with any withholding requirements under Section 1445 or any other Section of the Code with regard to (i) the sale of any United States real property interests,
(ii) any distribution to any Partner or (iii) the transfer of Units. In its sole discretion and as provided for in Treasury Regulations under Section 1445 of the Code or in any other Section of the Code, the General Partner may elect to withhold a portion of any distribution made to Partners and Assignees who are Foreign Persons or who fail to provide to the Partnership appropriate documentation.

     (b) The General Partner is authorized to take any action that it deems to be necessary or appropriate to cause the Partnership to comply with any other withholding requirements under the Code, including without limitation withholding tax from distributions to Unitholders that are Foreign Persons and that fail timely to provide Form 4224 or such other documentation as is required by the Code to relieve the Partnership of any otherwise applicable withholding obligation.



                                    ARTICLE X

                                POWER OF ATTORNEY

           Section 10.1 POWER OF ATTORNEY. Each Person who accepts one or more Units hereby irrevocably constitutes and appoints each of the General Partner and the Liquidating Trustee severally (and any successor to either thereof by merger, transfer, election or otherwise), and each of the General Partner's and the Liquidating Trustee's authorized officers and attorneys-in-fact, with full power of substitution, as his true and lawful agents and attorneys-in-fact, with full power and authority in his name, place and stead and for such Person's benefit, to:

     (a) make, execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (i) all certificates and other instruments and documents including, at the option of the General Partner or Liquidating Trustee, as the case may be, this Agreement and the Certificate of Limited Partnership and all amendments and restatements hereof and thereof, that the General Partner or Liquidating Trustee, as the case may be, deems appropriate or necessary to exercise any powers of the General Partner or Liquidating Trustee, respectively, or to carry out the purposes of this Agreement and to form, qualify, or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the Limited Partners have limited liability) in the State of Delaware and under the Delaware Act and in all jurisdictions in which the Partnership may or may wish to conduct business or own property; (ii) all instruments that the General Partner or Liquidating Trustee, as the case may be, deems appropriate or necessary to reflect any amendment, change or modification of this Agreement in accordance with its terms; (iii) all conveyances and other instruments or documents that the General Partner or Liquidating Trustee, as the case may be, deems appropriate or necessary to effectuate or reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement (including a certificate of cancellation); (iv) all instruments (including, if required by law, this Agreement and the Certificate of Limited Partnership and amendments and restatements thereof) relating to the admission, withdrawal or substitution of any Partner, the initial or increased Contribution of any Partner or the issuance of additional Units or other securities of the Partnership and the determination of the rights, preferences and privileges of any class of Units issued pursuant to Section 4.3; (v) any and all financing statements, continuation statements, or other documents necessary to grant to or perfect for secured creditors of the Partnership, including the General Partner and its Affiliates, a security interest, mortgage, pledge or lien on all or any of the Partnership Assets; (vi) all instruments or papers required to continue the business of the Partnership pursuant to Article XV; and (vii) all other instruments as the attorneys-in-fact or any one of them may deem necessary or advisable to carry out fully the provisions of this Agreement in accordance with its terms; and

     (b) enter into an agreement with the Transfer Agent relating to the transfer of the Units; and

     (c) sign, execute, swear to and acknowledge all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole discretion of the General Partner or the Liquidating Trustee, as the case may be, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole discretion of the General Partner or the Liquidating Trustee, as the case may be, to effectuate the terms or intent of this Agreement; PROVIDED, however, that when required by any provision of this Agreement which establishes a percentage of the Limited Partners or Limited Partners of any class or series required to take any action, the General Partner or Liquidating Trustee, or authorized officers and attorneys-in-fact thereof, may exercise the power of attorney made in this subsection (c) only after the necessary vote, consent or approval by the Limited Partners or Limited Partners of such class or series.

     The execution and delivery by any of such attorneys-in-fact of any such agreements, amendments, consents, certificates or other instruments shall be conclusive evidence that such execution and delivery was authorized hereby. Nothing herein contained shall be construed as authorizing the General Partner to amend this Agreement except in accordance with Article XVI or as may be otherwise expressly provided for in this Agreement.

     The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive, and shall not be affected by, the subsequent death, incompetence, dissolution, disability, incapacity, bankruptcy or termination of any grantor and the transfer of all or any portion of his Partnership Interest and shall extend to such Person's heirs, successors and assigns. Each Person who accepts one or more Units is deemed to consent to be bound by any representations made by the General Partner or the Liquidating Trustee or the authorized officers and attorneys-in-fact thereof, acting in good faith pursuant to such power of attorney. Each Person who accepts one or more Units is deemed to consent to and waive any and all defenses that may be available to contest, negate or disaffirm any action of the General Partner, the Liquidating Trustee or the authorized officers and attorneys-in-fact thereof, taken in good faith under such power of attorney. Each Person who accepts one or more Units shall execute and deliver to the General Partner or the Liquidating Trustee, within 15 days after receipt of the General Partner's or the Liquidating Trustee's request therefor, such further designations, powers of attorney and other instruments as the General Partner or the Liquidating Trustee deems necessary to effectuate this Agreement and the purposes of the Partnership.

                                   ARTICLE XI

                            ISSUANCE OF CERTIFICATES

     Section 11.1 ISSUANCE OF CERTIFICATES. Except as to any issuance of LP Units under the provisions of Section 4.3 above and subject to the terms of the Merger Agreement, on the issuance of LP Units to any Person, the General Partner shall cause the Partnership to issue one or more Certificates in the name of such Person owning such LP Units. Each Certificate shall be denominated in terms of the number and type of LP Unit evidenced by such Certificate. Upon the transfer of a LP Unit, the General Partner shall cause the Partnership to issue replacement Certificates according to such procedures as the General Partner, in its sole discretion, may establish.

     Section 11.2 LOST, STOLEN, MUTILATED OR DESTROYED CERTIFICATES. (a) The Partnership shall issue a new Certificate in place of any Certificate previously issued if the registered owner of the Certificate:

            (i) makes proof by affidavit, in form and substance satisfactory to the General Partner in its sole discretion, that a previously issued Certificate has been lost, destroyed or stolen;

            (ii) requests the issuance of a new Certificate before the Partnership has notice that the Certificate is subject to an adverse claim by another Person or has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

            (iii) if requested by the General Partner, delivers to the Partnership a bond, in form and substance satisfactory to the General Partner in its sole discretion, with such surety or sureties and with fixed or open penalty, as the General Partner may direct, to indemnify the Partnership against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

            (iv) satisfies any other reasonable requirements imposed by the General Partner. When a Certificate has been lost, destroyed or stolen, and the owner fails to notify the Partnership within a reasonable time after he has notice of it, and a transfer of the LP Units represented by the Certificate is registered before the Partnership receives such notification, the owner shall be precluded from making any claim against the Partnership, the General Partner or any Transfer Agent for such Transfer or for a new Certificate.

     (b) If any mutilated Certificate is surrendered to the Transfer Agent, the General Partner on behalf of the Partnership shall execute and deliver in exchange therefor a new Certificate evidencing the same number of LP Units as did the Certificate so surrendered.

     (c)   As a condition to the issuance of any new Certificate under this
Section 11.2, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) connected therewith.

     Section 11.3 REGISTERED OWNER. The Partnership shall be entitled to treat the Record Holder of a Unit as the owner of such Unit for all purposes in each and every case and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Unit on the part of any other Person, regardless of whether it shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed for trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing) is acting as a nominee, agent or in some other representative capacity for another Person in acquiring or holding Units, as between the Partnership on the one hand and such Persons on the other hand, such representative Person (a) shall be the Unitholder (as the case may be) of record and beneficially and (b) shall be bound by this Partnership Agreement and shall have the obligations of a Limited Partner or Assignee (as the case may be) hereunder and as provided for herein.

     Section 11.4 SECURITIES. An LP Unit shall constitute a security for all purposes of Article 8 of the Uniform Commercial Code promulgated by the National Conference of Commissioners on Uniform State Laws, as in effect in Delaware or any other applicable jurisdiction. Delaware law shall constitute the local law of the Partnership's jurisdiction in its capacity as the issuer of Units.



                                   ARTICLE XII

                TRANSFER AND CONVERSION OF PARTNERSHIP INTERESTS

     Section 12.1 TRANSFER. (a) The term "transfer," when used in this Article with respect to a Partnership Interest, shall be deemed to refer to a transaction by which the holder of a Unit or General Partnership Interest assigns the Partnership Interest evidenced thereby to another Person, and includes a sale, assignment, gift, exchange or any other disposition.

     (b) No Partnership Interest shall be transferred in whole or in part, except in accordance with the terms and conditions set forth in this Article XII or as otherwise expressly provided in this Agreement. Any transfer or purported transfer of any Partnership Interest not made in accordance with this Article XII or as otherwise expressly provided in this Agreement shall be null and void.

     Section 12.2 TRANSFER OF INTERESTS OF THE GENERAL PARTNER. (a) Other than as provided in subsections (b) and (c) below, a General Partner may not transfer all or any part of its Partnership Interest as a General Partner or otherwise voluntarily withdraw from the Partnership or cease to act as a General Partner unless (i) the Partnership receives a Limited Liability Determination with respect to such transfer, and (ii) a Super-Majority Vote of the Limited Partners is obtained consenting to such transfer.

     (b) Neither subsection (a) of this Section 12.2 nor any other provision of this Agreement shall be construed to prevent (and all Partners hereby expressly consent to) (i) the transfer by a General Partner of its Partnership Interest to an Affiliate, or (ii) the transfer by a General Partner of its Partnership Interest upon its merger or consolidation with or into any other entity or the transfer by it of all or substantially all of its assets to another entity, which Affiliate or other entity is controlled by the General Partner, and the assumption of the rights and duties of the General Partner by such Affiliate or such transferee entity, provided that such Affiliate or such entity furnishes to the Partnership a Limited Liability Determination with respect to such transfer, merger, consolidation or assumption.

     (c) Neither Section 12.2(a) nor any other provision of this Agreement shall be construed to prevent (and each Partner and Unitholder is deemed to consent to) the assignment by a General Partner of all or any part of its interest in items of Partnership income, gains, losses, deductions, credits, distributions or surplus.

     Section 12.3 TRANSFER OF LP UNITS. Subject to the further provisions of this Section 12.3 and Section 12.4, a Unitholder may transfer his Units, or any part of them, by a transfer of the Certificate evidencing the Units, which transfer shall be made and recognized subject to such procedures as the General Partner may reasonably establish consistent with the requirements of any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed for trading. A transferee of a Certificate representing Units shall, by acceptance of such Certificate, have
(a) requested admission as a Limited Partner and agreed to comply with and be bound by this Agreement, (b) represented and warranted that he has all right, power and authority necessary to enter into this Agreement, (c) appointed the General Partner and any Liquidating Trustee his attorney to execute, swear to, acknowledge and file any document, including this Agreement, any amendment of this Agreement and the Certificate of Limited Partnership, necessary or appropriate for his admission as a Limited Partner and as a party to this Agreement, (d) granted the powers of attorney provided for in this Agreement as set forth herein, and (e) made the waivers and given the approvals contained in this Agreement. An Assignee shall not be a Limited Partner until admitted as such pursuant to Article XIII.

     Section 12.4 RESTRICTIONS ON TRANSFER. (a) Notwithstanding the other provisions of this Article XII, no transfer of any Unit shall be made if such transfer (i) would violate the then applicable federal and state securities laws or rules and regulations of the Commission, any state securities commission or any other governmental authorities with jurisdiction over such transfer, or (ii) would affect the Partnership's existence or qualification as a limited partnership under the Delaware Act.

     (b)   RESERVED.

     (c)   RESERVED.

     (d) Notwithstanding any other provision of this Agreement to the contrary, the provisions of Section 12.4 shall not apply to any Units held by any Person in such Person's capacity as a specialist with respect to the Units on any National Securities Exchange on which the Units are then traded.

     (e)   (i)    The transfer of a Partnership Interest or Unit shall be
subject to any requirements or restrictions of the National Basketball Association applicable to the Partnership. No Partnership Interest or Unit may be transferred or otherwise disposed except in accordance with such requirements or restrictions; and any transfer or purported transfer or disposition of any Partnership Interest or Unit not made in accordance with such requirements or restrictions will be null and void. In addition, the Partnership may redeem any Partnership Interest or Unit transferred to or held by any Person who, under applicable National Basketball Association requirements, is not eligible or has not received any required approval to hold such Partnership Interest or Unit.

           (ii) Any redemption pursuant to this Section 12.4(e) will be effected on the terms and conditions set forth in Section 10.06 of the Amended and Restated Agreement of Limited Partnership of the Original Limited Partner, dated as of December 4, 1986, as in effect on the date of this Agreement.



                                  ARTICLE XIII

                              ADMISSION OF PARTNERS

     Section 13.1 ADMISSION OF CERTAIN LIMITED PARTNERS. If the Partnership or any Partner sells LP Units or other Limited Partnership Interests pursuant to an underwritten public offering, then each underwriter shall agree to be bound by the terms of this Agreement as a Limited Partner. The General Partner shall admit such underwriters to the Partnership as Limited Partners effective upon payment of consideration for the LP Units or other Limited Partnership Interests of the Partnership being sold in such offering. Notwithstanding anything to the contrary in Section 13.2, the initial transferee of such an underwriter shall be admitted as a Substituted Limited Partner upon payment for the LP Units or other Limited Partnership Interests so transferred, and such initial transferee's payment to his transferor for such LP Units or other Limited Partnership Interests shall be deemed to have the same consequences as set forth in
Section 12.3 regarding acceptance of a Certificate.

     Section 13.2 ADMISSION OF SUBSTITUTED LIMITED PARTNERS. (a) A Record Holder of Units shall have the power to give, and by transfer of Certificates representing such Units as permitted under this Agreement shall be deemed to have given, the transferee the right to become a Substituted Limited Partner subject to the conditions of and in the manner permitted under this Agreement. A transferee of Certificates transferred as permitted under this Agreement shall be an Assignee until the General Partner consents to the admission of the Assignee as a Substituted Limited Partner and such admission is reflected on the books and records of the Partnership. An Assignee shall have an interest in the Partnership equivalent to that of a Limited Partner with respect to allocations and distributions, including liquidating distributions, of the Partnership. With respect to voting rights attributable to Units that are held by Assignees, the General Partner shall be deemed to be the Limited Partner with respect thereto and shall, in exercising the voting rights in respect of such Units on any matter, vote such Units at the written direction of the Assignee who is the holder of such Units. If no such written direction is received, such Units will not be voted. Except as provided in this Section 13.2, an Assignee shall have no rights of a Limited Partner.

     (b) Each Limited Partner, by requesting and receiving admission to the Partnership, is deemed to approve of the admission of each Substituted Limited Partner pursuant to the terms of this Agreement, and no further approval of Partners, other than that of the General Partner, shall be required to effect such admission.

     (c) The General Partner shall be deemed to have consented to the admission of an Assignee of LP Units as a Substituted Limited Partner, and the admission of an Assignee of LP Units as a Substituted Limited Partner shall become effective, at the close of business on the first Business Day of the calendar month immediately succeeding the calendar month in which the name of such Person was recorded on the books and records of the Partnership if the General Partner has not, in writing, withheld its consent prior to such time.

     Section 13.3 ADMISSION OF ADDITIONAL LIMITED PARTNERS. (a) A Person who makes a Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner upon furnishing to the General Partner (i) evidence of his acceptance, in form satisfactory to the General Partner, of all the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Article X, and
(ii) such other documents or instruments as may be required in order to effect his admission as a Limited Partner.

     (b) Notwithstanding anything in this Section 13.3 to the contrary, no Person shall be admitted as an Additional Limited Partner until the General Partner has consented to such admission, which consent may be withheld or granted in the sole discretion of the General Partner. Such consent shall be deemed to have been given at the close of business on the seventh Business Day of the calendar month immediately succeeding the calendar month in which the name of such

Person has previously been recorded on the books and records of the Partnership if the General Partner has not, in writing, withheld its consent prior to such time. Each Limited Partner, by requesting and receiving admission to the Partnership, is deemed to approve of the admission of each Additional Limited Partner pursuant to the terms of this Agreement, and no further approval of Partners, other than that of the General Partner, shall be required to effect such admission.

     (c) The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership and the General Partner has consented or is deemed to have consented to such admission pursuant to Section 13.3(b).

     (d) Nothing contained in this Section 13.3 shall be deemed to affect the admission of Limited Partners to the Partnership pursuant to the terms of the Merger Agreement, which admission shall be accomplished and shall be deemed effective as provided in Section 4.3 of this Agreement. Each person receiving LP Units and being admitted as a Limited Partner of the Partnership pursuant to the Merger Agreement shall, by acceptance of such LP Units, be deemed to have agreed to be bound by all of the terms of this Agreement.

     Section 13.4 ADMISSION OF SUCCESSOR OR ADDITIONAL GENERAL PARTNER. At any time, an additional General Partner may be elected upon the consent of any existing General Partners and a Super-Majority Vote of the Limited Partners and by amending this Agreement and the Certificate of Limited Partnership to add such Person or Persons as a General Partner and to provide for the duties and rights of, and the management of the Partnership by, multiple General Partners. An additional or successor General Partner selected pursuant to the preceding sentence or Section 14.1 or the transferee of all or any portion of the Partnership Interest of a General Partner pursuant to Section 12.2 shall be admitted to the Partnership as a General Partner (in the place, in whole or in part, of the transferor or former General Partner, if applicable), effective as of the date that an amendment of the Certificate of Limited Partnership, adding the name of such additional or successor General Partner and other required information, is filed in accordance with the Delaware Act (which admission, in the event the successor General Partner is replacing a transferor or former General Partner, shall, and shall be deemed for all purposes to, occur immediately prior to the effective time and date of withdrawal of such transferor or former General Partner), and upon receipt by the transferor or former General Partner, if applicable, and the Partnership of all of the following:

     (a) a Limited Liability Determination with respect to the admission of such Person as a General Partner;

     (b) the additional or successor General Partner's acceptance of, and agreement to be bound by, all of the terms and provisions of this Agreement, in form and substance satisfactory to the transferor or former General Partner, if applicable;

     (c) evidence of the authority of such additional or successor General Partner to become a General Partner and to be bound by all of the terms and conditions of this Agreement;

     (d) the written agreement of such additional or successor General Partner to continue the business of the Partnership in accordance with the terms and provisions of this Agreement (it being the intent of the parties to this Agreement that any such successor General Partner, together with all then remaining General Partners, shall continue the business of the Partnership without dissolution); and

     (e) such other documents or instruments as may be required in order to effect the admission of the additional or successor General Partner as a General Partner under this Agreement.



                                   ARTICLE XIV

                        WITHDRAWAL OR REMOVAL OF PARTNERS

     Section 14.1 WITHDRAWAL OR REMOVAL OF THE GENERAL PARTNER. A General Partner may voluntarily withdraw from the Partnership only upon a transfer of all of its Partnership Interest as a General Partner in accordance with the provisions of Section 12.2 or upon the admission of a successor General Partner pursuant to Section 13.4. Upon such transfer or admission of a successor General Partner, a General Partner may withdraw from the Partnership effective on at least thirty (30) days' advance written notice to the Partnership, such withdrawal (if the General Partner is at such time the only General Partner of the Partnership) to take effect only following the admission of a successor General Partner pursuant to Section 13.4. Upon the transfer of the General Partner's Partnership Interest, the transferee shall become the General Partner, unless all of the General Partners remaining after such transfer shall otherwise agree. A General Partner shall have no liability to the Partnership, the Partners or the Unitholders on account of any withdrawal made in accordance with the terms of this Section 14.1.

     Section 14.2 REMOVAL OF GENERAL PARTNER (a) A General Partner may be removed as General Partner with or without "Cause" (defined below) upon a Super-Majority Vote of the Limited Partners; provided that a General Partner may be removed as General Partner upon a Majority Vote of the Limited Partners for "Cause", which shall be defined as a finding by a United States Federal or state court of competent jurisdiction (i) that the General Partner has violated its fiduciary duty to the Partnership or the Limited Partners; (ii) that the General Partner has breached a material provision of this Agreement and such breach has had a material adverse effect upon the Partnership or its assets; or (iii) of actual fraud, gross negligence or willful misconduct by the General Partner in the management of the affairs of the Partnership. Any such action by the Limited Partners in connection with any removal of the last remaining General Partner shall also, by the same vote required for removal of the General Partner, provide for the election of a successor General Partner and shall become effective only following admission of such successor General Partner to the Partnership pursuant to Article XIII.

     (b) The Limited Partners shall promptly give the affected General Partner notice of any action taken pursuant to Section 14.2(a) above in the manner set forth in Section 17.1. Such notice shall set forth the date upon which such removal is to become effective, which date shall not be less than thirty (30) days after the service of the notice upon such General Partner unless such removal is with Cause, in which case the date of such removal shall be the date of admission of a successor General Partner to the Partnership pursuant to
Article XIII and the notice shall so state and shall further state the proposed date of such admission.

     (c)   A General Partner removed as a General Partner pursuant to this
Section 14.2 shall not have any right to participate in the management or control of the business of the Partnership upon the effective date of such removal.

     Section 14.3 LIMITATIONS ON REMOVAL OF GENERAL PARTNER AND ELECTION OF A SUCCESSOR GENERAL PARTNER. Notwithstanding the provisions of Section 14.2, the rights of the Limited Partners under Section 14.2 shall not be exercised and shall be void ab initio until such time as the Partnership shall have received an Opinion of Counsel, or an opinion satisfactory to the Limited Partners seeking to exercise such rights, that the action in question (a) is in accordance with the terms of this Agreement and applicable law, and (b) would not cause the loss of limited liability of the Limited Partners under this Agreement.

     Section 14.4 AMENDMENT OF AGREEMENT AND CERTIFICATE OF LIMITED PARTNERSHIP. This Agreement and the Certificate of the Limited Partnership shall be amended without any further requirement for the vote or approval of any Partners to reflect the withdrawal, removal or succession of a General Partner.

     Section 14.5 INTEREST OF DEPARTING PARTNER AND SUCCESSOR. (a) Upon the removal or withdrawal of a Departing Partner, such Departing Partner's General Partner Interest shall be converted into a number of LP Units so that the Percentage Interest held by such Departing Partner after removal or withdrawal, but prior to any dilution, if any, of the Partnership Interests held by all Limited Partners (including the Departing Partner) that results from the admission to the Partnership of a successor General Partner, equals its Percentage Interest prior to removal. The conversion of the Departing Partner's General Partner Interest into LP Units shall be accomplished by the issuance of a number of LP Units into which the Departing Partner's General Partner Interest is to be converted (upon which issuance the Departing Partner shall be deemed admitted as a Limited Partner hereunder), and the cancellation of such Departing Partner's General Partner Interest.

     (b) Any successor General Partner elected pursuant to Section 14.2 shall, at the effective date of its admission to the Partnership as a General Partner, make such Capital

Contribution as shall be approved by the Limited Partners at the time of such election. Thereafter, such successor General Partner shall, notwithstanding any other provision of this Agreement, be entitled to one percent (1%) of all Partnership allocations and distributions.

     (c) If, at the time of the Departing Partner's departure, the Partnership is indebted to the Departing Partner under this Agreement or any other instrument or agreement for funds advanced, properties sold, services rendered, or costs and expenses incurred by the Departing Partner (including without limitation any amounts advanced pursuant to Section 6.13), the Partnership shall, no later than ten (10) days prior to the effective date of such Departing Partner's departure, pay to the Departing Partner the full amount of such indebtedness and all accrued interest thereon. The successor to the Departing Partner shall assume all obligations theretofore incurred by the Departing Partner as General Partner of the Partnership, and the Partnership and such successor shall take all such action as shall be necessary to terminate any guarantees of the Departing Partner and any of its Affiliates of any obligations of the Partnership. If, for any reason, the creditors of the Partnership shall not consent to such termination of any such guarantees, the successor to the Departing Partner and the Partnership shall be required to indemnify the Departing Partner for any liabilities and expenses incurred by the Departing Partner on account of such guarantees.

     Section 14.6 WITHDRAWAL OF LIMITED PARTNERS. No Limited Partner shall have any right to withdraw from the Partnership; PROVIDED, HOWEVER, that upon a transfer of a transferor Limited Partner's Units in accordance with Article XII, whether or not the transferee is admitted as a Substituted Limited Partner, the transferor Limited Partner shall cease to be a Limited Partner with respect to the Units so transferred. No Limited Partner shall be entitled to any distribution from the Partnership for any reason or upon any event except as expressly set forth in Articles V and XV.



                                   ARTICLE XV

                           DISSOLUTION AND LIQUIDATION

     Section 15.1 DISSOLUTION. The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners, or by the admission of substituted or additional general partners in accordance with the terms of this Agreement. Except as provided in Section 15.2, the Partnership shall be dissolved and its affairs shall be wound up upon:

     (a)   the expiration of the term of the Partnership, as provided in
Section 2.5;

     (b) the death, incapacity, dissolution, removal, or other withdrawal of a General Partner, but excluding (i) an event referred to in Section 17-402(4) or
(5) of the

Delaware Act or (ii) the withdrawal of a General Partner where a successor General Partner is admitted pursuant to Section 14.1 or Section 14.2;

     (c)   the "Bankruptcy" (as defined below) of a General Partner;

     (d) the sale by the Partnership of all or substantially all of the Partnership Assets;

     (e) sixty (60) days after notice to the Unitholders of the General Partner's election to dissolve the Partnership, provided that a Super-Majority Vote of the Limited Partners has been obtained consenting thereto; or

     (f) except as otherwise expressly provided herein, the occurrence of any other event that, under the Delaware Act, would cause the dissolution of the Partnership or that would make it unlawful for the business of the Partnership to be continued.

For purposes of this Agreement, the term "Bankruptcy" shall mean, and a General Partner shall be deemed "Bankrupt" upon (i) the entry of a decree or order for relief of such General Partner by a court of competent jurisdiction in any involuntary case involving such General Partner under any bankruptcy, insolvency, or other similar law now or hereafter in effect: (ii) the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar agent for such General Partner or for any substantial part of such General Partner's assets or property; (iii) the ordering of the winding up or liquidation of such General Partner's affairs;
(iv) the filing with respect to such General Partner of a petition in any such involuntary bankruptcy case, which petition remains undismissed for a period of ninety (90) days or which is dismissed or suspended pursuant to Section 305 of the Federal Bankruptcy Code (or any corresponding provision of any future United States bankruptcy law); (v) the commencement by such General Partner of a voluntary case under any bankruptcy, insolvency or other similar law now or hereafter in effect; (vi) the consent by such General Partner to the entry of an order for relief in an involuntary case under any such law or to the appointment of or the taking of possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar agent for such General Partner or for any substantial part of such General Partner's assets or property; or (vii) the making by such General Partner of any general assignment for the benefit of creditors.

     Section 15.2 RIGHT TO CONTINUE BUSINESS OF THE PARTNERSHIP. Upon an event described in Sections 15.1(b), 15.1(c) or 15.1(f) (but not an event described in Section 15.1(f) that makes it unlawful, by judicial order or otherwise, for the business of the Partnership to be continued), the Partnership thereafter shall be dissolved and liquidated unless, (a) within ninety (90) days after the event described in any of such Sections, an election to continue the business of the Partnership shall be made in writing by any remaining General Partner or General Partners, in its or their sole discretion; or (b) in the event of the Bankruptcy or other withdrawal of the last remaining General Partner or General Partners, within one hundred twenty (120) days after such withdrawal, the

Limited Partners, by a Majority Vote of the Limited Partners, elect to continue the Partnership and appoint, effective as of the date of withdrawal of the former General Partner or General Partners, one or more successor General Partners.

     Section 15.3 DISSOLUTION. Upon the dissolution of the Partnership, the General Partner (or, if the dissolution is caused by the withdrawal, bankruptcy, dissolution or removal of the General Partner, then the Person designated as Liquidating Trustee pursuant to Section 15.4 hereof) promptly shall notify the Partners and Unitholders of such dissolution.

     Section 15.4  LIQUIDATION.

     (a) Upon dissolution of the Partnership, unless the Partnership is continued under an election to continue the Partnership pursuant to Section 15.2, the General Partner or, in the event the General Partner has ceased to be such, a liquidator or liquidating committee approved by a Majority Vote of the Limited Partners, shall be the Liquidating Trustee. The Liquidating Trustee (if other than the General Partner) shall be entitled to receive such compensation for its services as may be approved by a Majority Vote of the Limited Partners. The Liquidating Trustee shall agree not to resign at any time without 60 days' prior written notice and (if other than the General Partner) may be removed at any time, with or without cause, by notice of removal approved by a Majority Vote of the Limited Partners. Upon dissolution, removal or resignation of the Liquidating Trustee, a successor and substitute Liquidating Trustee (who shall have and succeed to all rights, powers and duties of the original Liquidating Trustee) shall within 90 days thereafter be approved by a Majority Vote of the Limited Partners. The right to appoint a successor or substitute Liquidating Trustee in the manner provided herein shall be recurring and continuing for so long as the functions and services of the Liquidating Trustee are authorized to continue under the provisions hereof, and every reference herein to the Liquidating Trustee shall be deemed to refer also to any such successor or substitute liquidator appointed in the manner herein provided. Except as expressly provided in this Article XV, the Liquidating Trustee appointed in the manner provided herein shall have and may exercise, without further authorization or approval of any of the parties hereto, all of the powers conferred upon the General Partner under the terms of this Agreement, but subject to all of the applicable limitations (contractual or otherwise), upon the exercise of such powers, regardless of whether the Liquidating Trustee is the General Partner, to the extent necessary or desirable in the good faith judgment of the Liquidating Trustee to complete the winding up and liquidation of the Partnership as provided for herein. In the event that no Person is selected to be the Liquidating Trustee within the time periods set forth above, any Partner may make application to the Court of Chancery of the State of Delaware to wind up the affairs of the Partnership and, if deemed appropriate, to appoint a Liquidating Trustee. The Liquidating Trustee shall liquidate the assets of the Partnership, and apply and distribute the proceeds of such liquidation in the following order of priority, unless otherwise required by mandatory provisions of applicable law:

           (i) to creditors of the Partnership, including Partners and Assignees who are creditors, in order of priority provided by law, in satisfaction of liabilities of the Partnership (whether by payment or by creation of reserves or the making of other reasonable provision for payment thereof) other than liabilities for which reasonable provision for payment has been made and liabilities for distributions to Partners and Assignees or former Partners and former Assignees under Section 17-601 or Section 17-604 of the Delaware Act;

           (ii) to Partners and Assignees and former Partners and former Assignees in satisfaction of liabilities for distributions under Section 17-601 or Section 17-604 of the Delaware Act; and

           (iii) to the Partners and Assignees in accordance with their respective Percentage Interests.

     (b) No Partner will be required to restore any deficit in its Capital Account upon liquidation of the Partnership or such Partner's interest in the Partnership.

     Section 15.5  DISTRIBUTION IN KIND. Notwithstanding the provisions of
Section 15.4 which require the liquidation of the Partnership Assets, but subject to the order of priorities set forth therein, if on dissolution of the Partnership the Liquidating Trustee determines that an immediate sale of part or all of the Partnership Assets would be impractical or would cause undue loss to the Partners, the Liquidating Trustee may, in its absolute discretion, defer for a reasonable time the liquidation of any Partnership Assets except those necessary to satisfy liabilities of the Partnership and may, in its absolute discretion, distribute to the Unitholders, in lieu of cash, in accordance with the provisions of Section 15.4(a)(ii) or (iii), undivided interests in such Partnership Assets as the Liquidating Trustee deems not suitable for liquidation. Any distributions in kind shall be subject to such conditions relating to the disposition, ownership and management thereof as the Liquidating Trustee deems reasonable and equitable and to any agreements governing the operation of such Partnership Assets at such time. The Liquidating Trustee shall determine the fair market value of any Partnership Assets distributed in kind using such reasonable method of valuation as it may adopt.

     Section 15.6 CANCELLATION OF CERTIFICATE OF LIMITED PARTNERSHIP. Upon the completion of the distribution of Partnership Assets as provided in Sections
15.4 and 15.5, the Partnership shall be terminated, and the Liquidating Trustee (or the General Partner or Limited Partners) shall cause the cancellation of the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware and shall take such other actions as may be necessary to terminate the Partnership.

     Section 15.7 REASONABLE TIME FOR WINDING UP. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Sections 15.4 and 15.5 in order to minimize any losses otherwise attendant upon such winding up.

     Section 15.8 RETURN OF CONTRIBUTIONS. The General Partner shall not be liable for the return of any Contributions of the Limited Partners, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership Assets.

     Section 15.9 WAIVER OF PARTITION. No Partner or Assignee shall have the right to partition any property of the Partnership, nor shall a Partner or Assignee make application to any court or authority having jurisdiction over such matters or commence or prosecute any action or proceeding for partition of any such property or the sale of any such property. Upon any breach of the provisions of this Section 15.9 by a Partner or Assignee, the Partnership and/or the General Partner (in addition to all rights and remedies at law or in equity that they may otherwise have) shall be entitled to a decree or order restraining and enjoining any application, action or proceeding contrary to this Section.

     Section 15.10 REPORT ON LIQUIDATION. Within a reasonable time following the completion of the liquidation of the Partnership's properties, the Liquidating Trustee shall supply to each of the Partners financial statements which shall set forth the assets and the liabilities of the Partnership as of the date of liquidation, each Partner's share of the distributions, and the amount retained as reserves pursuant to Section 15.4(a)(i).



                                   ARTICLE XVI

            AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS; RECORD DATE

     Section 16.1 AMENDMENTS TO BE ADOPTED SOLELY BY THE GENERAL PARTNER. The General Partner (pursuant to the General Partner's power of attorney), without the approval at the time of any Limited Partner or other Person (each Person who accepts Units being deemed to approve of any such amendment), may amend any provision of this Agreement in any way that does not affect the Limited Partners' fundamental interests in the Partnership, and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection with any such amendment, which may include, but are not limited to:

     (a) a change in the name of the Partnership or the location of the principal place of business of the Partnership;

     (b) the admission, substitution or withdrawal of Partners in accordance with this Agreement;

     (c) a change that is necessary or advisable in the sole judgment of the General Partner to qualify the Partnership as a limited partnership or a partnership in which the Limited Partners have limited liability under the laws of any state;

     (d) a change that in the sole judgment of the General Partner: (i) does not adversely affect the holders of any class or series of Units in any material respect, (ii) is necessary or desirable to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or contained in any federal or state statute (including, but not limited to, any change that in the sole judgment of the General Partner is necessary or desirable in connection with the treatment of the Partnership for federal income tax purposes), (iii) is necessary or desirable to facilitate the trading of the Units or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are or will be listed for trading, compliance with any of which the General Partner deems to be in the best interests of the Partnership and the Unitholders, or (iv) is required to effect the intent of the provisions of this Agreement or otherwise contemplated by this Agreement, or to cure or otherwise correct any ambiguity, error or omission in any provision of this Agreement;

     (e) an amendment that, in the sole judgment of the General Partner, is necessary or desirable in connection with the issuance of any class or series of Units or other securities, and the establishment of the rights and preferences of such class or series of Units or other securities, pursuant to Section 4.4; or

     (f) an amendment that the General Partner is otherwise authorized to make pursuant to terms of this Agreement.

     Section 16.2 AMENDMENT PROCEDURES. Except as provided in Section 16.1 and 16.3, all amendments to this Agreement shall be made in accordance with the following requirements:

     (a)   Any amendment to this Agreement may be proposed:

           (i) by the General Partner, by submitting the text of the proposed amendment to all Limited Partners and Unitholders in writing; or

           (ii) by Limited Partners owning at least fifty percent (50%) of the outstanding Units, by submitting their proposed amendment in writing to the General Partner. The General Partner shall, within sixty (60) days after the receipt of any such proposed amendment, or as soon thereafter as is reasonably practicable, submit the text of the proposed amendment to all Limited Partners. The General Partner may include in such submission its recommendation as to the proposed amendment.

     (b) If an amendment is proposed pursuant to subsection (a) above, the General Partner shall call a meeting or a consent vote of the Unitholders to consider and vote on the proposed amendment unless, in the Opinion of Counsel, such proposed amendment, if approved, would be illegal under Delaware law. Subject to Section 16.3, a proposed amendment shall be effective upon its approval by the General Partner and a Majority Vote of the Limited Partners unless a different percentage is required by this Agreement or by law; provided that if an amendment is proposed by the Limited Partners pursuant to subsection (a)(ii) above and such proposed amendment is not recommended or approved by the General Partner, such proposed amendment shall become effective upon a Super-Majority Vote of the Limited Partners, unless a different percentage is required by this Agreement or by law. The General Partner shall notify all Partners and Unitholders upon final approval or disapproval of any proposed amendment.

     Section 16.3 SPECIAL AMENDMENT REQUIREMENTS. Notwithstanding the provisions of Sections 16.1 and 16.2, no amendment to this Agreement shall be permitted without a Super-Majority Vote of the Limited Partners if such amendment would (i) in the Opinion of Counsel be more likely than not to cause the loss of limited liability of the Limited Partners under this Agreement or
(ii) alter the interests of Limited Partners in allocations of Partnership income or loss or in distributions (provided that any amendment necessary to issue additional Units or other securities pursuant to Section 4.4 hereof or any other amendment expressly authorized under this Agreement shall not be considered to require approval hereunder). No amendment to this Agreement shall be permitted without a Super-Majority Vote of the Limited Partners if such amendment would permit any action to be taken upon approval by less than a Super-Majority Vote of the Limited Partners if, in the absence of such amendment, a Super-Majority Vote of the Limited Partners would be required to permit such action.

     Section 16.4 MEETINGS. (a) Meetings of the Limited Partners for any purpose with respect to which the Limited Partners are entitled to vote may be called by the General Partner or Liquidating Trustee at any time (there being no obligation to hold annual or other periodic meetings of the Limited Partners) and shall be called by the General Partner within sixty (60) days after receipt of a written request for such a meeting signed by Limited Partners owning at least fifty percent (50%) of the outstanding Units, or as soon thereafter as reasonably practicable. Any such request shall state the purpose of the proposed meeting and the matters to be acted upon thereat. Meetings shall be held at the principal office of the Partnership or at such other place as may be designated by the General Partner. In addition, the General Partner may, but shall not be obligated to, submit any matter upon which the Limited Partners are entitled to act to the Limited Partners for a vote by written consent without a meeting pursuant to Section 16.11.

     (b) A Limited Partner shall be entitled to cast one vote for each Unit of Limited Partnership Interest which he owns: (i) at a meeting in person, by written proxy directing the manner in which he desires that his vote be cast, which proxy must be received by the General Partner prior to such meeting or
(ii) without a meeting, by a signed writing directing the manner in which he desires that his vote be cast, which writing must be received by the General Partner prior to the date upon which the votes of Limited Partners are to be counted. Unitholders of record as of the applicable Record Date shall be entitled to all notices of, and to be present and be heard at, all meetings of Limited Partners. Subject to the terms of this Agreement, the laws of the State of Delaware pertaining to the validity and use of corporate proxies shall govern the validity and use of proxies hereunder and written instructions given to the General Partner by Assignees as contemplated by Section 13.2. Subject to the provisions of Section 4.4 and the rights of the holders of any securities issued pursuant thereto, the Limited Partners shall vote as a single class with respect to all matters voted upon by the Limited Partners.

     (c) With respect to any matter upon which the Limited Partners are requested to vote or to give their consent, for which the required vote for approval is not otherwise specified in this Agreement, such matter shall be considered approved upon a Majority Vote of the Limited Partners.

     Section 16.5  NOTICE OF A MEETING. Notice of a meeting called pursuant to
Section 16.4 shall be given either personally in writing or by mail or other means of written communication addressed to each Unitholder at the address of such Person appearing on the books of the Transfer Agent. An affidavit or certificate of mailing of any notice or report in accordance with the provisions of this Article XVI executed by the General Partner, the Transfer Agent, or mailing organization shall be conclusive (but not exclusive) evidence of the giving of notice. If any notice addressed to a Unitholder at such address is returned to the Partnership by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver it, such notice and any subsequent notices or reports shall be deemed to have been duly given without further mailing if they are available for the Unitholder at the principal executive office of the Partnership for a period of one year from the date of the giving of the notice to all other Unitholders.

     Section 16.6 RECORD DATE. For purposes of determining the Limited Partners entitled to notice of or to vote at a meeting of the Limited Partners and Unitholders, the General Partner or the Liquidating Trustee, if any, may set a Record Date, which shall not be less than 10 days nor more than 60 days before the date of the meeting (unless such requirement conflicts with any law, rule, regulation, guideline or requirement, including any requirement of any National Securities Exchange on which the Units are listed for trading or any other regulatory agency, in which case such law, rule, regulation, guideline or requirement shall govern).

     Section 16.7 ADJOURNMENT. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 30 days. At the adjourned meeting, the Partnership may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XVI.

     Section 16.8 WAIVER OF NOTICE; CONSENT TO MEETING; APPROVAL OF MINUTES. The transactions of any meeting of Limited Partners, however called and noticed, and wherever held, are as valid as though effected at a meeting duly held after regular call and notice if a quorum is present either in person or by proxy and if, either before or after the meeting, each of the Unitholders entitled to vote (or direct the voting of units) who is not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. All waivers, consents and approvals shall be filed with the Partnership records or made a part of the minutes of the meeting. Attendance of a Unitholder at a meeting shall constitute a waiver of notice of the meeting, except when the Unitholder objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened; provided that attendance at a meeting shall not be deemed to constitute a waiver of any right to object to the consideration of matters required to be included in the notice of the meeting, but not so included, if the objection is expressly made at the meeting.

     Section 16.9 QUORUM. Limited Partners of record who are Limited Partners with respect to more than fifty percent (50%) of the total number of all outstanding Units held by all Limited Partners of record, whether represented in person or by proxy, shall constitute a quorum at a meeting of Limited Partners. The Limited Partners present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment of such meeting notwithstanding the withdrawal of enough Limited Partners to leave less than a quorum, if any action taken (other than adjournment) is approved by the requisite vote of Limited Partners specified in this Agreement. In the absence of a quorum, any meeting of Limited Partners may be adjourned from time to time by the affirmative vote of a majority of the Units represented either in person or by proxy at such meeting, but no other business may be transacted.

     Section 16.10 CONDUCT OF MEETING. The General Partner or the Liquidating Trustee, as the case may be, shall have full power and authority concerning the manner of conducting any meeting of Limited Partners, including without limitation, the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 16.4, the conduct of voting, the validity and effect of any proxies, and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The General Partner or the Liquidating Trustee, as the case may be, shall designate a Person to serve as chairman of a meeting, and shall further designate a Person to serve as secretary and to take the minutes of any meeting, in either case including, without limitation, a Partner or an employee or agent of the General Partner. All minutes shall be kept with the records of the Partnership maintained by the General Partner. The General Partner or the Liquidating Trustee, as the case may be, may make such other regulations consistent with applicable law and this Agreement as such Person may deem advisable concerning the conduct of any meeting of the Limited Partners, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes, the submission and examination of proxies and other evidence of the right to vote.

     Section 16.11 ACTION WITHOUT A MEETING. Any action that may be taken at a meeting of the Limited Partners may be taken without a meeting if an approval in writing setting forth the action so taken is signed by Limited Partners holding not less than the minimum number of Units that would be necessary to authorize or take such action at a meeting at which all the Limited Partners were present and voted. Prompt notice of the taking of an action without a meeting shall be given to the Limited Partners who have not approved such action. The General Partner or Liquidating Trustee, as the case may be, may specify that any written ballot submitted to Limited Partners for the purpose of taking any action without a meeting shall be returned to the Partnership within the time, which shall not be less than 20 days, specified by the General Partner or Liquidating Trustee. If a ballot returned to the Partnership does not contain a vote for all of the Units held by the Limited Partner, the Partnership shall be deemed to have failed to receive a ballot for Units that were not voted. If approval of the taking of any action by the Limited Partners is solicited by any Person other than by or on behalf of the General Partner or Liquidating Trustee, the written approvals shall have no force and effect unless and until (a) they are deposited with the Partnership in care of the General Partner or Liquidating Trustee, (b) approvals sufficient to take the action proposed are dated as of a date not more than 90 days prior to the date sufficient approvals are deposited with the Partnership, and (c) the Partnership receives a Limited Liability Determination with respect to exercise of such right and the action proposed to be taken with respect to any particular matter.

     Section 16.12 VOTING AND OTHER RIGHTS. (a) Only Limited Partners and Unitholders who are holders of Limited Partnership Interests and Units on the Record Date set pursuant to Section 16.6 shall be entitled to notice of, or (in the case of Limited Partners) to vote at, a meeting of Limited Partners or to act with respect to matters as to which approvals are solicited.

     (b) With respect to Units that are held for a Person's account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Units are registered, such broker, dealer or other agent shall, in exercising any voting rights in respect of such Units on any matter, vote such Units in favor of, and at the direction of, the Person on whose behalf such broker, dealer or other agent is holding such Units, and the Partnership shall be entitled to assume it is so acting without further inquiry.

     (c) The General Partner may vote its Units on any matter submitted to the Limited Partners for consideration in such manner as it in its sole discretion shall determine.

     (d) Each Limited Partner entitled to vote at a meeting of Limited Partners or to express consent or dissent to action in writing without a meeting may authorize another Person to act for him by proxy. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the Unit itself or an interest in the Partnership generally.

                                  ARTICLE XVII

                               GENERAL PROVISIONS

     Section 17.1 ADDRESSES AND NOTICES. The address of each Partner or Assignee for all purposes shall be the address set forth on the books and records of the Transfer Agent (or, if there is no Transfer Agent for a particular class or series of Units, on the books and records of the Partnership). Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent to the Partner at such address by first class mail or by other means of written communication.

     Section 17.2 CONSENT OF UNITHOLDERS. By acceptance of a Certificate, each Unitholder and other Person expressly approves and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote of less than all of the Limited Partners, such action may be so taken upon the concurrence of less than all of the Limited Partners and each present and future Unitholder shall be bound by the results of such action.

     Section 17.3 ADDITIONAL ACTIONS AND DOCUMENTS. Each of the Partners and Assignees hereby agrees to take or cause to be taken such further actions, to execute, acknowledge, deliver and file or cause to be executed, acknowledged, delivered and filed such further documents and instruments, and to use its best efforts to obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement, whether before, at or after the closing of the transactions contemplated by this Agreement.

     Section 17.4 TITLES AND CAPTIONS. All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof.

     Section 17.5 PRONOUNS AND PLURALS. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

     Section 17.6 FURTHER ACTION. The parties shall execute and deliver all documents, provide all information and take or refrain from taking all actions as may be necessary or appropriate to achieve the purpose of this Agreement.

     Section 17.7 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

     Section 17.8 INTEGRATION. This Agreement and the Exhibits hereto constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

     Section 17.9 CREDITORS. Except for the provisions of Section 6.7, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

     Section 17.10 WAIVER. No failure by any party hereto to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

     Section 17.11 COUNTERPARTS. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto. Each party shall become bound by this Agreement immediately upon affixing its signature hereto, independently of the signature of any other party.

     Section 17.12 APPLICABLE LAW. Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties hereto expressly agree that all of the terms and provisions hereof shall be construed under and governed by the substantive laws of the State of Delaware, without regard to the principles of conflict of laws.

     Section 17.13 INVALIDITY OF PROVISIONS. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement, or have caused this Agreement to be duly executed on their behalf, as of the day and year first hereinabove set forth.

                                            GENERAL PARTNER:

                                              BCLP II GP, INC.

                                              By: ______________________________
                                                  Richard G. Pond
                                                  Its:  Chief Financial Officer



                                            ORIGINAL LIMITED PARTNER:

                                              BOSTON CELTICS LIMITED PARTNERSHIP

                                              By: CELTICS, INC., General Partner



                                              By: ______________________________
                                                  Richard G. Pond
                                                  Its:  Chief Financial Officer



                                            LIMITED PARTNERS ADMITTED TO
                                            THE PARTNERSHIP PURSUANT TO
                                            THIS AGREEMENT

                                              By: BCLP II GP, INC.,
                                                  Their Attorney-in-Fact



                                              By: ______________________________
                                                  Richard G. Pond
                                                  Its:  Chief Financial Officer






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

                                    EXHIBIT A


                                 CERTIFICATE FOR
                                    LP UNITS
                                       IN
                      BOSTON CELTICS LIMITED PARTNERSHIP II

                                    EXHIBIT B

                         GENERAL PARTNER'S CONTRIBUTION














                                       2